                                  EXHIBIT 10.2










                                CREDIT AGREEMENT


                                  BY AND AMONG


                           SOFAMOR DANEK GROUP, INC.,

                           THE LENDERS LISTED HEREIN,




                                       AND



                         SUNTRUST BANK, NASHVILLE, N.A.
                                    AS AGENT




            $80,000,000 REVOLVING CREDIT LOAN (INCLUDING SWING LINE,
                      FOREIGN CURRENCY BORROWINGS FACILITY
                         AND LETTER OF CREDIT FACILITY)


                                  JULY 22, 1997

                                TABLE OF CONTENTS

Article I. Definitions.....................................................................-1-
         Section 1.01 Construction of Terms................................................-1-
         Section 1.02 Definitions..........................................................-1-
Article II. The Credit....................................................................-13-
         Section 2.01 Loan Facilities.....................................................-13-
         Section 2.02 Letters of Credit Subcommitment.....................................-14-
         Section 2.03 Swing Line Loan.....................................................-15-
         Section 2.04 Interest Rates and Interest Payment Dates...........................-17-
         Section 2.05 Borrowing Procedure.................................................-17-
         Section 2.06 Use of Proceeds.....................................................-19-
         Section 2.07 Participation.......................................................-19-
         Section 2.08 Term of This Agreement..............................................-19-
         Section 2.09 Payments to Principal Office; Debit Authority.......................-20-
         Section 2.10 Prepayment..........................................................-20-
         Section 2.11 Apportionment of Payments...........................................-22-
         Section 2.12 Sharing of Payments, Etc............................................-22-
         Section 2.13 Right of Offset, Etc................................................-22-
         Section 2.14 Commitment Fee......................................................-23-
         Section 2.15 Usury...............................................................-23-
         Section 2.16 Interest Rate Not Ascertainable, Etc................................-23-
         Section 2.17 Illegality..........................................................-24-
         Section 2.18 Increased Costs.....................................................-24-
         Section 2.19 Mitigation..........................................................-25-
         Section 2.20 Increase in Revolving Credit Loan Commitments.......................-26-

Article III. Representations and Warranties...............................................-27-
         Section 3.01 Corporate Existence.................................................-27-
         Section 3.02 Power and Authorization.............................................-27-
         Section 3.03 Binding Obligations.................................................-27-
         Section 3.04 No Legal Bar or Resultant Lien......................................-27-
         Section 3.05 No Consent..........................................................-27-
         Section 3.06 Financial Condition.................................................-27-
         Section 3.07 Investments, Advances, and Guaranties...............................-27-
         Section 3.08 Liabilities and Litigation..........................................-28-
         Section 3.09 Taxes; Governmental Charges.........................................-28-
         Section 3.10 No Default..........................................................-28-
         Section 3.11 Compliance with Laws, Etc...........................................-28-
         Section 3.12 ERISA...............................................................-28-
         Section 3.13 No Material Misstatements...........................................-28-
         Section 3.14 Regulation U, Etc...................................................-28-
         Section 3.15 Filings.............................................................-29-
         Section 3.16 Title, Etc..........................................................-29-

         Section 3.17 Personal Holding Company; Subchapter S..............................-29-
         Section 3.18 Subsidiaries........................................................-29-
         Section 3.19 No Burdensome Restrictions..........................................-29-

Article IV. Conditions Precedent..........................................................-30-
         Section 4.01 Initial Conditions..................................................-30-
         Section 4.02 All Borrowings......................................................-31-

Article V. Affirmative Covenants..........................................................-31-
         Section 5.01 Financial Statements and Reports....................................-31-
         Section 5.02 Annual Certificates of Compliance...................................-32-
         Section 5.03 Taxes and Other Liens...............................................-33-
         Section 5.04 Maintenance.........................................................-33-
         Section 5.05 Further Assurances..................................................-33-
         Section 5.06 Performance of Obligations..........................................-33-
         Section 5.07 Insurance...........................................................-34-
         Section 5.08 Accounts and Records................................................-34-
         Section 5.09 Right of Inspection.................................................-34-
         Section 5.10 Notice of Certain Events............................................-34-
         Section 5.11 ERISA Information and Compliance....................................-34-
         Section 5.12 Additional Guaranties...............................................-35-

Article VI. Negative Covenants............................................................-35-
         Section 6.01 Debts, Guaranties, and Other Obligations............................-35-
         Section 6.02 Liens...............................................................-35-
         Section 6.03 Loans and Advances..................................................-36-
         Section 6.04 Investments.........................................................-36-
         Section 6.05 Sales and Leasebacks................................................-36-
         Section 6.06 Nature of Business..................................................-36-
         Section 6.07 Mergers, Consolidations, Etc........................................-37-
         Section 6.08 Acquisitions........................................................-37-
         Section 6.09 Inconsistent Agreements.............................................-37-
         Section 6.10 Fiscal Year.........................................................-37-
         Section 6.11 Transactions with Affiliates........................................-37-
         Section 6.12 Negative Pledge to Other Persons....................................-37-

Article VII. Financial Covenants..........................................................-38-
         Section 7.01 Financial Covenants.................................................-38-

Article VIII. Events of Default...........................................................-40-
         Section 8.01 Events of Default...................................................-40-
         Section 8.02 Remedies............................................................-42-
         Section 8.03 Default Conditions..................................................-42-

Article IX. General Provisions............................................................-43-

         Section 9.01 Notices.............................................................-43-
         Section 9.02 Invalidity..........................................................-43-
         Section 9.03 Survival of Agreements..............................................-43-
         Section 9.04 Successors and Assigns..............................................-43-
         Section 9.05 Waivers.............................................................-44-
         Section 9.06 Cumulative Rights...................................................-44-
         Section 9.07 Construction........................................................-44-
         Section 9.08 Time of Essence.....................................................-44-
         Section 9.09 Costs, Expenses, and Indemnification................................-44-
         Section 9.10 Entire Agreement; No Oral Representations Limiting Enforcement......-44-
         Section 9.11 Amendments..........................................................-45-
         Section 9.12 Confidentiality.....................................................-45-
         Section 9.13 Distribution of Information.........................................-45-
         Section 9.14 Counterparts........................................................-45-

Article X. Jury Waiver....................................................................-45-
         Section 10.01 Jury Waiver........................................................-45-

Article XI. Hazardous Substances..........................................................-45-
         Section 11.01 Representation and Indemnity Regarding Hazardous Substances........-45-

Article XII. The Agent....................................................................-46-
         Section 12.01 Appointment of Agent...............................................-46-
         Section 12.02 Authorization of Agent with Respect to the Loan Documents..........-47-
         Section 12.03 Agent's Duties Limited; No Fiduciary Duty..........................-48-
         Section 12.04 No Reliance on the Agent...........................................-49-
         Section 12.05 Certain Rights of Agent............................................-49-
         Section 12.06 Reliance by Agent..................................................-50-
         Section 12.07 Indemnification of Agent...........................................-50-
         Section 12.08 The Agent in its Individual Capacity...............................-50-
         Section 12.09 Holders of Notes...................................................-50-
         Section 12.10 Successor Agent....................................................-51-
         Section 12.11 Notice of Default or Event of Default..............................-51-
         Section 12.12 Benefit of Agreement...............................................-52-
         Section 12.13 Removal of Lender..................................................-53-

Article XIII. Guarantors..................................................................-54-
         Section 13.01 Guarantors.........................................................-54-


                                    EXHIBITS

EXHIBIT A         Form of Revolving Credit Note
EXHIBIT B         Form of Foreign Currency Note
EXHIBIT C         Form of Swing Line Note
EXHIBIT D         Form of Letter of Credit Application
EXHIBIT E         Form of Borrowing Requests
EXHIBIT F         Form of Guaranty Agreements
EXHIBIT G         Form of Certificate of Compliance
EXHIBIT H         Form of Negative Pledge
EXHIBIT I         Identification of Subsidiaries
EXHIBIT J         Borrower's Investment Policy

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is made and entered into as of the 22nd day of July, 1997, by and between SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("STB"), and the other banks and lending institutions who become Lenders pursuant to Section 12.12 herein (STB and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article XII herein (the "Agent").

                                    RECITALS

     A. The Borrower desires that the Lenders extend the Borrower credit pursuant to the terms of this Credit Agreement.

     B. The Lenders are willing to extend the Borrower credit pursuant to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

     Article I. Definitions.

     Section 1.01 Construction of Terms. The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders. All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof. All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof. All references herein to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

     Section 1.02 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

          "Advance" or "Advances" shall mean any and all amounts advanced by Lenders to or for the account of Borrower hereunder, including credit extended under the Revolving Credit Loan or the Foreign Currency Loan and all amounts advanced by the Swing Line

     Lender under the Swing Line Loan, including, without limitation, advances of loan proceeds, overline payments (if any), and amounts evidenced by Letters of Credit. The terms "Advance" and "Loan" are used interchangeably in this Agreement.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.

          "Agent" means SunTrust Bank, Nashville, N.A. or its successor as appointed pursuant to the provisions of Article XII herein.

          "Agreement" means this Credit Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

          "Applicable Commitment Fee" means: (i) if the Borrower's ratio of Funded Debt to EBITDA is equal to or less than .875 to 1.0, 10 basis points per annum; (ii) if the Borrower's ratio of Funded Debt to EBITDA is greater than .875 to 1 but equal to or less than 1.125 to 1.0, 12.5 basis points per annum; and (iii) if Borrower's ratio of Funded Debt to EBITDA is greater than 1.125 to 1, 15 basis points per annum. The Applicable Commitment Fee shall be determined and adjusted quarterly on the date by which the Borrower is required to provide the officer's certificate in accordance with the compliance certificates required to be delivered pursuant to the terms of this Agreement.

          "Applicable Margin" means: (i) if the Borrower's ratio of Funded Debt to EBITDA is equal to or less than .875 to 1.0, 55 basis points per annum;
     (ii) if the Borrower's ratio of Funded Debt to EBITDA is greater than .875 to 1.0 but equal to or less than 1.125 to 1.0, 62.5 basis points per annum; and (iii) if Borrower's ratio of Funded Debt to EBITDA is greater than
     1.125 to 1.0, 70 basis points per annum.

          "Applicable Rate" means: (i) with respect to the Revolving Credit Loan either the Base Rate Option or the LIBOR Option, as elected by Borrower;
     (ii) with respect to the Foreign Currency Loan the applicable Foreign Currency Rate; and (iii) with respect to the Swing Line Loan, the Swing Line Rate.

          "Assignment and Acceptance" means an Assignment and Acceptance form executed by a Lender assigning its interest in the Revolving Credit Loan (other than as participation), to an Eligible Assignee in a form reasonably satisfactory to Agent.

          "Bankruptcy Code" means the Bankruptcy Code of 1976, as amended and as in effect from time to time (11 U.S.C. ss. 101 et. seq.).

          "Base Rate" means the rate of interest most recently announced by Agent as its reference, base, or prime lending rate, as the case may be, for Dollar loans in the United States, as in effect from time to time (any changes in such rate to be effective as of the date of any change in such rate). The Agent's "prime," "reference" or "base" lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent may make commercial loans or other loans at rates of interest at, above, or below the Agent's prime lending rate.

          "Base Rate Option" shall mean that rate of interest equal to the higher of (i) the Base Rate; or (ii) the Federal Funds Rate (as in effect from time to time) plus one-half of one percent (1/2%) per annum. The Base Rate Option is determined daily.

          "Borrower" means Sofamor Danek Group, Inc. and its permitted successors and assigns.

          "Borrowing Request" means a request in the applicable form of collective Exhibit E hereto submitted by Borrower for an Advance under this Agreement.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or day on which commercial banks are authorized to close for business in the State of Tennessee or the State of New York; provided that in the case of an Advance as a LIBOR Rate Loan in U.S. Dollars, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

          "Closing Date" means the 22nd day of July, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in
     Article IV hereof.

          "Debt" means, with respect to any Person, all obligations of such Person, contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Person as liabilities, and in addition such term shall include, but without duplication: (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit, endorsements (other than endorsements of negotiable instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of Debt of others and other contingent obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another

     Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt and (e) all obligations of such Person under capital leases.

          "Default Rate" means the Applicable Rate then in effect, plus two percent (2%) per annum; provided, that for any LIBOR, Foreign Currency Rate or Swing Rate Advance, at the end of the applicable Interest Period of such Advance, interest shall then accrue at a rate equal to the Base Rate plus two percent (2.00%) per annum.

          "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

          "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.03 hereof.

          "EBITDA" means consolidated net income plus interest expense, taxes, depreciation and amortization, all calculated on a consolidated basis in accordance with GAAP. Net income shall exclude the one-time deduction of a reserve for litigation expenses in an amount of $50,000,000 in the fiscal quarter ending December 31, 1996.

          "Eligible Assignee" means: (i) with the prior consent of Borrower and Agent, which will not be unreasonably withheld or delayed, a commercial bank or financial institution having total assets in excess of $1,000,000,000 or any commercial finance or asset-based lending Affiliate of any such commercial bank or financial institution which has complied with Section 12.12 herein, or (ii) any Lender, or an Affiliate thereof. The consent of Borrower shall not be a condition precedent to assignment to an Eligible Assignee if an Event of Default exists and is continuing.

          "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation applicable or pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting any of the Borrower's Property.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

          "Facing Fee" means the product of (a) the fee as specified in the letter between Agent and the Borrower dated June 4, 1997 (as such fee letter may be amended), multiplied by (b) the face amount of any Letter of Credit.

          "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers for such day, as published on the next succeeding Business Day by the

     Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

          "Financial Statements" means (i) the consolidated financial statement or statements of Borrower and its Subsidiaries, described or referenced in
     Section 3.06 hereof and delivered with this Agreement to Agent for distribution to Lenders, and (ii) subsequent financial statements required to be provided pursuant to Section 5.01(a) and (b) of this Agreement.

          "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" or "Annually" means the twelve-month accounting period ending on December 31.

          "Foreign Currencies" or "Foreign Currency" means individually and collectively, as the context shall require, each of the following currencies, if offered and subject to availability to all Lenders: (i) Japanese Yen, French Francs, Australian Dollars, Canadian Dollars, German Deutsche Marks, United Kingdom Pounds Sterling, and Spanish Pesetas; and
     (ii) at the option of all Lenders, any other currency which is freely transferrable and convertible into United States Dollars; provided, however, no such other currency under subsection (ii) shall be included as a Foreign Currency unless (A) Borrower has submitted a written request to the Agent and Lenders that it be so included, and (B) Agent and all Lenders have agreed to such request.

          "Foreign Currency Advance" means an Advance under the Foreign Currency Note.

          "Foreign Currency Business Day" shall mean any Business Day, excluding a day on which trading is not carried on by banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

          "Foreign Currency Commitment" means relative to any Lender, such Lender's obligation to make an Advance pursuant to Section 2.01(b) of this Agreement.

          "Foreign Currency Loan" means the aggregate amount of all outstanding Advances under the Foreign Currency Notes.

          "Foreign Currency Note" or "Foreign Currency Notes" means, as the context may require: (a) any of the Foreign Currency Notes executed by the Borrower payable to the order of any Lender, substantially in the form of Exhibit B hereto, originally in the principal amounts each such Lender's Pro Rata Share bears to the Maximum Total Amount of the Foreign Currency Loan, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the outstanding Foreign Currency Loan, as each such Foreign Currency Note may from time to time be amended, increased, decreased, extended, renewed, restated and/or changed in any way.

          "Foreign Currency Commitment" means, relative to any Lender, such Lender's obligation to make a Foreign Currency Advance pursuant to Section 2.01(b) of this Agreement.

          "Foreign Currency Rate" means the offered rate for deposits in such Foreign Currencies for the one-month Interest Rate Period with respect to any Advance at a Foreign Currency Rate as quoted on the Telerate System subscribed to by Agent, and which appears on Telerate Page 3750 of the Telerate System Incorporated Service for German Deutsche Marks, Japanese Yen, and United Kingdom Pounds Sterling, and Telerate Page 3740 of the Telerate System Incorporated Service for Australian Dollars, Canadian Dollars, French Francs, and Spanish Pesetas (or such other page of the Telerate System on which any applicable Foreign Currency then appears), as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of the applicable one-month Interest Period (or, in the case of United Kingdom Pounds Sterling, on the first day of such Interest Rate Period). If any of such one-month Interest Rate Period pertaining to an applicable Foreign Currency is unavailable on the Telerate System, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated by the Agent to the Borrower. The Foreign Currency Rate may be adjusted by Agent for any applicable reserve requirements or withholding taxes.

          "Foreign Currency Rate Option" means that rate of interest equal to the Foreign Currency Rate for the applicable Interest Rate Period plus the Applicable Margin.

          "Funded Debt" means, with respect to Borrower and its Subsidiaries, without duplication, the sum of (i) all indebtedness for money borrowed,
     (ii) purchase money indebtedness, (iii) principal portion of capitalized leases, (iv) the present value of all minimum lease payment commitments with respect to operating leases of the Borrower and its Subsidiaries, determined based upon a discount rate of 10% in accordance with the discounted present value analytical methodology, (v) outstandings under asset securitization vehicles, (vi) conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year form such date, (vii) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptances created for the account of the Borrower or any Subsidiary, (viii) all Funded Debt of other entities or persons which has been guaranteed by the Borrower or any Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary, (ix) all Funded Debt of any partnership, limited liability company or unincorporated joint venture to the extent that the Borrower or any Subsidiary is legally obligated with respect thereto, net of any assets of such partnership, limited liability company or joint venture, (x) liability under any bond, indenture, note or similar instrument, and (xi) the redemption amount with respect to any redeemable preferred stock of the Borrower or any Subsidiary required to be redeemed within the next 12 months. Funded Debt shall exclude that certain existing Non-Negotiable Subordinated Convertible Note dated January 11, 1994 executed by the Borrower in favor of

     Gary K. Michelson.

          "Funding Account" shall mean that certain account maintained by Borrower with Agent, bearing account no. 7020082207.

          "GAAP" means generally accepted accounting principles in the United States.

          "Guarantors" and "Guarantor" mean each and all Significant Subsidiaries of Borrower, whether now existing or hereafter created or existing.

          "Guaranty" and "Guaranties" means the guaranty agreements executed by each Guarantor in substantially the form as set forth in Exhibit F.

          "Hazardous Substances" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq.; any applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials, and waste which are or become regulated under any Environmental Law.

          "Interest Rate Period" or "Interest Period" means:

          (a) with respect to any Advance at the LIBOR Option:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Advance at the LIBOR Option and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance at the LIBOR Option and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that all of the foregoing provisions relating to Interest Periods for a LIBOR Option are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          (b) with respect to any Advance at a Foreign Currency Rate:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Advance at the Foreign Currency Rate and ending one month thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance at the Foreign Currency Rate and ending one month thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three
          (3) Foreign Currency Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that all of the foregoing provisions relating to Interest Periods for a Foreign Currency Advance are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Foreign Currency Business Day, such Interest Period shall be extended to the next succeeding Foreign Currency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Foreign Currency Business Day;

               (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date;

               (3) any Interest Period that begins on the last Foreign Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Foreign Currency Business Day of a calendar month.

          "Lender" or "Lenders" means STB, the other banks and lending institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to Section 12.12, but shall not include any participant.

          "Letter of Credit Application Agreement" means that certain Application and Agreement for Issuance of a Letter of Credit in the form of Exhibit D hereto or any other similar form required by the Agent appropriately completed by the Borrower pursuant to Section 2.02(a) herein.

          "Letter of Credit Subcommitment" means relative to any Lender, such Lender's obligation under a Letter of Credit pursuant to Section 2.02 of this Agreement.

          "Letter of Credit Fee" means an amount equal to the product of: (a) the Applicable Margin per annum in effect on the first day of each period of calculation multiplied by (b) the face amount of the Letter of Credit, but in any event no less than Five Hundred Dollars ($500).

          "Letters of Credit" has the same meaning as set forth in Section 2.02 herein.

          "LIBOR Rate" means the offered rates for deposits in U.S. Dollars for the applicable Interest Rate Period, selected by Borrower in accordance with the terms of Section 2.05, as quoted on the Telerate System subscribed to by Agent, and which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of any applicable Interest Rate Period. If any of such one-month or two-month or three-month or six-month rate, as the case may be, is unavailable on the Telerate System, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated by the Agent to the Borrower. The LIBOR Rate may be adjusted by Agent for any applicable reserve requirements.

          "LIBOR Option" means that rate of interest equal to the LIBOR Rate for the applicable Interest Rate Period plus the Applicable Margin.

          "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances adversely affecting the value of the Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that Borrower has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Loan" or "Loans" means any borrowing by Borrower under this Agreement, and/or any extension of credit by Lenders or Swing Line Lender to the Borrower pursuant to this Agreement, the Revolving Credit Loan, Letters of Credit, the Foreign Currency Loan, the Swing Line Loan, or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

          "Loan Documents" means, collectively, each document or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Revolving Credit Notes, the Foreign Currency Notes, the Swing Line Note, the Guaranties, the Negative Pledge, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Agent's request.

          "Majority Lenders" means those Lenders with an aggregate Pro Rata Share equal to or greater than 66 2/3%.

          "Material" or "material" as used herein shall be determined with respect to Borrower on a consolidated basis.

          "Maturity Date" for the Revolving Credit Loan (including the Letter of Credit Subcommitment), the Foreign Currency Loan and the Swing Line Loan shall mean July 22, 2000.

          "Maximum Total Amount" means: (i) with respect to the Revolving Credit Loan, the principal amount of $80,000,000, less the aggregate face amounts of all outstanding Letters of Credit, less the aggregate outstanding principal amount of the Swing Line Note, less the aggregate outstanding principal amount of all borrowings under the Foreign Currency Loan; (ii) with respect to the Foreign Currency Loan, the principal amount of $15,000,000; (iii) with respect to the Letters of Credit Subcommitment, $5,000,000; and (iv) with respect to the Swing Line Loan, the principal amount of $5,000,000.

          "Moody's" means Moody's Investors Services, Inc.

          "Negative Pledge" means that certain Negative Pledge Agreement dated as of the date hereof executed by Borrower and the Significant Subsidiaries in favor of Lender, in the form of Exhibit H hereto, including all amendments and restatements thereof.

          "Net Worth" means, for Borrower and its Subsidiaries, determined on a consolidated basis, the sum of stockholders' common equity, preferred stock and minority interest, less treasury stock, less all stockholder notes receivable, all as determined in accordance with GAAP.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Permitted Encumbrances" means: (i) taxes, assessments, and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued; (ii) mechanic's, materialmen's, contractors', landlords', or other similar Liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued; and (iii) restrictions, exceptions, reservations, easements, and restrictive covenants affecting any of Borrower's real property and that do not materially and adversely affect such real property.

          "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

          "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the Code applies.

          "Principal Office" means the principal office of the Agent located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

          "Pro Rata Share" means the percentage of the Maximum Total Amount held by each of the Lenders as set forth opposite their respective signatures hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

          "Revolving Credit Advance" means an Advance under the Revolving Credit Notes.

          "Revolving Credit Loan" means the aggregate amount of all Advances under the Revolving Credit Notes.

          "Revolving Credit Loan Commitment" means, relative to any Lender, such Lender's obligation to make Advances pursuant to Section 2.01(a) of this Agreement.

          "Revolving Credit Note" and "Revolving Credit Notes" means, as the context may require: (a) any of the revolving credit notes executed by the Borrower payable to the order of any Lender, substantially in the form of Exhibit A hereto, originally in the principal amounts each such Lender's Pro Rata Share bears to the Maximum Total Amount for the Revolving Credit Loan, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the outstanding Revolving Credit Loan, as each such Revolving Credit Note may from time to time be amended, increased, decreased, extended, renewed, restated, and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or substitution thereof and/or therefor, and/or (b) collectively, all of the foregoing.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc.

          "Significant Subsidiary" and "Significant Subsidiaries" means any Subsidiary which has gross assets (based on undepreciated historical cost) aggregating $250,000 or more at any time. Once a Subsidiary becomes a Significant Subsidiary, it shall remain a Significant Subsidiary during the term of this Agreement. As of the date hereof, the Significant Subsidiaries are the following Subsidiaries:

                 Danek Medical, Inc.
                 Warsaw Orthopedic, Inc.
                 Medical Education K.K.
                 Sofamor Danek GmbH
                 Sofamor Danek Asia Pacific Limited
                 Sofamor S.N.C.
                 Sofamor Danek Italia S.r.l.
                 Sofamor Danek Iberica S.A.
                 Sofamor Danek Canada, Inc.
                 Sofamor Danek Nevada, Inc.
                 Sofamor Danek Australia Pty. Ltd.
                 Surgical Navigation Technologies, Inc.
                 Mednext, Inc.
                 Sofamor Danek Properties, Inc.
                 Sofamor Danek (Puerto Rico), Inc.
                 Colorado S.A.
                 Sofamor Danek South Africa (Pty.) Limited
                 Sofamor Danek Nederland B.V.
                 Sofamor Danek (U.K.) Limited
                 Sofamor Danek Holdings, Inc.
                 SDGI Holdings, Inc.
                 DMI Tennessee Holdings, Inc.
                 Sofamor Danek, L.P.

          "Subsidiary" means (i) any corporation of which more than fifty percent (50%) of the issued and outstanding Voting Stock is owned or controlled at the time as of which any determination is being made directly or indirectly by any Person; or (ii) any limited liability company, partnership or limited partnership of which more than 50% of the interests therein is owned or controlled at the time as of which any determination is being made, directly or indirectly by any Person.

          "Swing Line Lender" shall mean the Agent and its successors and assigns.

          "Swing Line Loan" means all Advances made under the Swing Line Note up to the Swing Line Subcommitment.

          "Swing Line Note" means the revolving credit note of the Borrower, payable to the order of the Swing Line Lender, in substantially the form of Exhibit C hereto, in the principal amount of up to $5,000,000 issued pursuant to Section 2.03 herein, as such may be from time to time supplemented, modified, amended, renewed or extended.

          "Swing Line Rate" shall be a rate of interest offered from time to time by Swing Line Lender to Borrower, in the sole discretion of Swing Line Lender, to fluctuate from time to time as determined by Swing Line Lender.

          "Swing Line Subcommitment" shall mean $5,000,000.

          "Tangible Net Worth" means the Net Worth less goodwill and other intangible assets, of Borrower and Subsidiaries on a consolidated basis, calculated in accordance with GAAP.

          "Telerate Page" means the designed pages for British Bankers Association LIBOR Rates on the Telerate System Incorporated Service for U.S. Dollars or the applicable Foreign Currency (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. Dollars or the applicable Foreign Currency are offered by leading banks in the London interbank deposit market).

          "Total Capitalization" means an amount equal to the sum of Borrower's Funded Debt plus Net Worth, all as determined on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

          "U.S. Dollar Equivalent" means the equivalent in U.S. Dollars of the Foreign Currency Advance, determined as of the second (2nd) Foreign Currency Business Day prior to the beginning of any Interest Period for a Foreign Currency Loan.

          "Voting Stock" means securities of any class of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

     Article II. The Credit.

     Section 2.01 Loan Facilities. Subject to the conditions precedent set forth in this Agreement and pursuant to the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, Lenders agree to make the following loans to Borrower:

          (a) The Revolving Credit Loan. In the aggregate for all Lenders up to the Maximum Total Amount and on any Business Day occurring prior to the Maturity Date, each Lender severally agrees to make Revolving Credit Advances under the terms of this Agreement and the Revolving Credit Notes (relative to such Lender) to the Borrower as evidenced by a Revolving Credit Note equal to such Lender's Pro Rata Share of the aggregate amount of the borrowing of total Revolving Credit Advances requested by the Borrower to be made on such day. Each Advance under the Revolving Credit Loan shall be made in accordance with the borrowing procedure specified in
     Section 2.05.

          (i) The amount available to be advanced under the Revolving Credit Loan shall not exceed the Maximum Total Amount.

          (ii) On the terms and subject to the conditions hereof and the Revolving Credit Notes, and provided no Event of Default or Default Condition has occurred, the Borrower may borrow, repay, and reborrow under the Revolving Credit Loan.

          (iii) The failure of any Lender to make an Advance under its Revolving Credit Loan Commitment shall not relieve any other Lender of its obligations hereunder to make Advances under such Lender's Revolving Credit Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date of any requested Advance.

          (b) The Foreign Currency Loan. In the aggregate for all Lenders up to the Maximum Total Amount and on any Foreign Currency Business Day occurring prior to the Maturity Date, each Lender severally agrees to make Foreign Currency Advances under the terms of this Agreement and the Foreign Currency Notes (relative to such Lender) to the Borrower as evidenced by a Foreign Currency Note equal to such Lender's Pro Rata Share of the aggregate amount of the borrowing of total Foreign Currency Advances requested by the Borrower to be made on such day. Each Advance under the Foreign Currency Loan shall be made in accordance with the borrowing procedure specified in Section 2.05.

          (i) On the terms and subject to the conditions hereof and the Foreign Currency Credit Notes, and provided no Event of Default or Default Condition has occurred, the Borrower may borrow, repay, and reborrow under the Foreign Currency Loan.

          (ii) The failure of any Lender to make an Advance under its Foreign Currency Credit Loan Commitment shall not relieve any other Lender of its obligations hereunder to make Advances under such Lender's Foreign Currency Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date of any requested Advance.

     Section 2.02 Letters of Credit Subcommitment.

          (a) Provided no Event of Default or Default Condition exists, and subject to the terms and conditions of the Loan Documents, the Lenders have agreed that the Agent on behalf of the Lenders will issue to third party beneficiaries for the account of Borrower, or jointly for the account of Borrower and a Subsidiary of Borrower, irrevocable standby letters of credit ("Letters of Credit") in the face amount of up to $5,000,000 in the aggregate. Agent on behalf of the Lenders shall not be required to issue Letters of Credit in an aggregate face amount exceeding $5,000,000. In connection with the issuance of each Letter of Credit, the Borrower shall complete a Letter of Credit Application Agreement, and such other documentation in form and substance as required by Agent. The term of any Letter of Credit shall not extend beyond the Maturity Date.

          (b) In connection with the issuance of any Letter of Credit, the Borrower shall pay in advance to Agent a Letter of Credit Fee (calculated as of the date of the issuance of the

     Letter of Credit and accruing to the end of the current Fiscal Quarter, and thereafter payable quarterly in advance for the actual number of days in such Fiscal Quarter, calculated on a 360-day year, provided however that if the term of the Letter of Credit expires before the end of the Fiscal Quarter, then it will be payable for the actual number of days until expiration) to be apportioned and paid by Agent to each of the Lenders pursuant to the Pro Rata Share of each Lender. If the term of any Letter of Credit is less than one (1) month, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit were equal to one (1) month.

          (c) In connection with the issuance of any Letter of Credit, the Borrower shall also pay to Agent a Facing Fee (payable on the dates set forth in subsection (b) of this Section) calculated on a 360 day year. None of the Lenders, except for the Agent, shall share in the Facing Fee.

          (d) The Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by Borrower of a properly completed Letter of Credit Application Agreement.

          (e) No Letter of Credit shall be issued for a term that extends beyond the Maturity Date. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Agent.

          (f) The face amount of all outstanding Letters of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Loan by such amount. Additionally, any payment by Agent under a Letter of Credit shall be treated as an Advance under the Revolving Credit Loan, and the terms and provisions of repayment shall be treated as an Advance under the Revolving Credit Loan.

          (g) The Lenders shall participate in all Letters of Credit requested by the Borrower under this Agreement except for the Facing Fee. Each Lender holding a Revolving Credit Note, upon issuance of a Letter of Credit by the Agent, shall be promptly notified by the Agent and shall be deemed to have purchased without recourse, a risk participation from the Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Agent therefor and discharge when due, its Pro Rata Share of all obligations arising under such Letter of Credit. Without limiting the scope and nature of a Lender's participation in any Letter of Credit, to the extent that the Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing. The obligation of each Lender to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default Condition or an Event of Default or any other occurrence or event.

     Section 2.03 Swing Line Loan.

          (a) Swing Line Subcommitment. Subject to and upon the terms and conditions herein set forth, the Swing Line Lender establishes in favor of the Borrower, its Swing Line Subcommitment. The Swing Line Lender, subject to and upon the terms and conditions set forth herein, from time to time, agrees to make to the Borrower Advances under the Swing Line Loan in an aggregate principal amount outstanding at any time not to exceed the Swing Line Subcommitment. Borrower shall be entitled to borrow, repay and reborrow Advances under the Swing Line Loan in accordance with the provisions hereof and of the Swing Line Note.

          (b) Amount and Terms of Swing Line Loan. Each Advance under the Swing Line Loan shall be made from the Swing Line Lender at the Swing Line Rate in accordance with the borrowing procedure specified in Section 2.05.

          (c) Repayment of Swing Line Loan by Revolving Credit Loan. If (i) after giving effect to any request for an Advance, the aggregate principal amount of (A) the portion of the Revolving Credit Loan (including the face amount of all outstanding Letters of Credit), held by Swing Line Lender as a Lender under the Revolving Credit Loan, plus (B) the Swing Line Loan would exceed the maximum amount of the Revolving Credit Note held by the Swing Line Lender, or (ii) there are any outstanding Advances under the Swing Line Loan upon the occurrence of an Event of Default, then each Lender holding a Revolving Credit Note hereby agrees, upon the request of the Swing Line Lender, to make an Advance under the Revolving Credit Loan in an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of the Swing Line Loan (the "Refundable Swing Line Loan") outstanding on the date such notice is given. On or before 11:00 a.m. (Nashville, Tennessee time) on the first Business Day following receipt by such Lender of a request to make the Advances referenced in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Agent to the Lenders from time to time the amount as requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refundable Swing Line Loan. On the day such Advances are made by the Lenders, the Swing Line Lender's Pro Rata Share of the Refundable Swing Line Loan shall be deemed to be paid with the proceeds of the Revolving Credit Advance made by the Swing Line Lender. Upon the making of any Advance under the Revolving Credit Loan pursuant to this subpart
     (c), the amount so funded shall become due under each Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Additionally, the Applicable Rate on such Refundable Swing Line Loan shall initially be the Base Rate Option. Each Lender's obligation to make Advances under its Revolving Credit Note referred to in this subpart (c) shall be absolute and unconditional and shall not be affected by any circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) Purchasing of Participations. In the event that (i) the Borrower is subject to any bankruptcy or insolvency proceedings, or (ii) if the Swing Line Lender otherwise requests, each Lender holding a Revolving Credit Note and/or a Foreign Currency Note shall acquire without recourse or warranty, an undivided participation interest in the Swing Line Loan equal to such Lender's Pro Rata Share by paying to the Swing Line Lender, in same day funds, an amount equal to such Lender's Pro Rata Share of the Swing Line Loan. From and after the date on which such Lender purchases an undivided participation interest in the Swing Line Loan pursuant to this subsection, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) the Lender's Pro Rata Share of all payments of principal and interest in respect of the Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

     Section 2.04 Interest Rates and Interest Payment Dates.

          (a) The Applicable Rate for Advances under the Revolving Credit Loan shall either be the Base Rate Option or the LIBOR Option, as selected by Borrower pursuant to the procedures specified in parts (b) and (c) below. The Applicable Rate for Advances under the Foreign Currency Loan shall be the Foreign Currency Rate Option. The Applicable Rate for the Swing Line Loan shall be the Swing Line Rate.

          (b) So long as the Borrower complies with Section 2.05 herein, the Borrower may elect that any Advance under the Revolving Credit Loan shall bear interest at either the Base Rate Option or the LIBOR Option. In the event that the Borrower fails to designate an Applicable Rate for a Revolving Credit Loan, or in the event the Borrower fails to make an interest rate election in strict compliance herewith, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option with a one (1) month Interest Rate Period for such Revolving Credit Advance.

          (c) Upon the occurrence of an Event of Default, the indebtedness described herein and all obligations hereunder shall bear interest at the Default Rate.

          (d) All interest other than interest calculated in accordance with the Base Rate Option, and all fees for the issuance of Letters of Credit shall be calculated on the basis of actual days elapsed in a 360-day year. Interest calculated in accordance with the Base Rate Option shall be calculated on the basis of a 365-366 (as applicable) day year.

          (e) Interest and principal shall be due and payable on the dates set forth in the Revolving Credit Notes, the Foreign Currency Notes and the Swing Line Note.

     Section 2.05 Borrowing Procedure. (a) In General. The Borrower authorizes the Agent to deposit all Advances into the Funding Account. Any one of the Persons who hold the following titles with Borrower is authorized to request an
Advance: Chief Executive Officer, President, Chief Financial Officer, Treasurer and Assistant Treasurer. As of the date of this Agreement and until notice to the contrary is given by Borrower to Agent, any one of the following persons is authorized to request an Advance and/or issuance of a Letter of Credit: E. Ron
Pickard, C.E.O., James J. Gallogly, President, Laurence Y. Fairey, Chief Financial Officer, J. Mark Merrill, Treasurer, or Jack B. Pearson, Jr., Assistant Treasurer. When a request for an Advance is made by an authorized officer of Borrower accompanied with written instructions to fund the Advance by a method other than depositing such Advance into the Funding Account, Borrower also authorizes Agent to follow such instructions.

     (b) Requests for Revolving Credit Loan. Borrower shall give the Agent at least three (3) Business Days' prior notice of a proposed Advance at the LIBOR Option (including conversions to a LIBOR Option and rollovers of existing Advances at the LIBOR Option) and same Business Day prior notice by 11:00 a.m. (Nashville, Tennessee time) of a proposed Advance at the Base Rate Option, under the Revolving Credit Loan by presentation of the applicable Borrowing Request. Any notice received by Borrower after 11:00 a.m. Nashville, Tennessee time will be deemed given on the next Business Day. Any telephonic notices shall be promptly confirmed in writing delivered to Agent. All Borrowing Requests for a Revolving Credit Loan shall specify (i) the amount of the requested Advance,
(ii) the requested date of borrowing, so long as it conforms to the required notification period, (iii) whether the borrowing is to be (A) a new Advance at the LIBOR Option or Base Rate Option or a combination thereof or (B) a conversion from a LIBOR Option to a Base Rate Option or a Base Rate Option to a LIBOR Option or (C) a rollover of an existing Advance at the LIBOR Option, and
(iv) if the Advance is to be entirely or partly made as a LIBOR Loan, the chosen Interest Period. At least three (3) Business Days prior to the expiration of any applicable Interest Period for an Advance at the LIBOR Option, the Borrower shall designate a new Applicable Rate. In the event that the Borrower fails to make such designation, then it shall be conclusively presumed that the Borrower has selected the Base Rate Option until designated otherwise. With regard to requests for Advances under the Revolving Credit Loan, the following shall apply: (a) in the event that the Borrower designates the Base Rate Option as the Applicable Rate, the requested Advance must be in a minimum amount of $1,000,000 and increments of $100,000 in excess thereof; and (b) in the event the Borrower designates the LIBOR Option as the requested Applicable Rate, the requested Advance must be in a minimum amount of $3,000,000 and increments of $500,000 in excess thereof. Agent shall give prompt notice to Lenders of a request for an Advance on the date of such request, and each Lender shall wire immediately available funds to Agent by 1:00 p.m. (Nashville, Tennessee time) the date of the requested Advance.

     (c) Requests for Foreign Currency Loans. Borrower shall give the Agent at least three (3) Foreign Currency Business Days' prior notice of a proposed Advance at the Foreign Currency Rate Option (including conversion to a Foreign Currency Rate Option and rollovers of existing Advances at the Foreign Currency Rate Option), by presentation of the applicable Borrowing Request. Any notice received by Borrower after 11:00 a.m. Nashville, Tennessee time will be deemed given on the next Business Day. Any telephonic notices shall be promptly confirmed in writing delivered to Agent. All Borrowing Requests for a Foreign Currency Loan shall specify (i) the amount of the requested Advance, (ii) the requested date of borrowing, so long as it conforms to the required notification period, (iii) whether the borrowing is to be (A) a new Advance at the Foreign Currency Rate Option or (B) a rollover of an existing Advance at the Foreign Currency Rate Option; and (iv) the type of Foreign Currency to be advanced. At least three (3) Foreign Currency Business Days prior to the expiration of any applicable Interest Period for an Advance at the Foreign Currency Rate Option, the

Borrower will designate a new Applicable Rate. In the event that the Borrower fails to designate a rollover of an existing Foreign Currency Advance and does not repay the Foreign Currency Advance at the end of the Interest Period, then it shall be conclusively presumed that the Borrower has selected a new Foreign Currency Rate Option for the next Interest Period. The requested Foreign Currency Advance must be in a minimum U.S. Dollar Equivalent amount of $1,000,000. Agent shall give prompt notice to Lenders of a request for a Foreign Currency Advance on the date of such request, and each Lender shall wire immediately available funds in such Foreign Currency to Agent by 1:00 p.m. (Nashville, Tennessee time) the date of the requested Foreign Currency Advance. The Borrower may request only one Foreign Currency Advance (except for renewals of prior Foreign Currency Advances) in each calendar month.

     (d) Swing Line Note. Borrower may give the Agent oral notice of a request for an Advance under the Swing Line Note no later than 11:00 A.M. (Nashville, Tennessee time) followed by facsimile transmission of a Borrowing Request sent to Agent. Borrower shall specify that such request is a request under the Swing Line Note, and subject to availability under the Swing Line Note and provided the request is made no later than 11:00 A.M. (Nashville, Tennessee time), the Agent shall make the Advance by crediting the Funding Account no later than the close of business on the day of the borrowing. Advances under the Swing Line Loan shall be in a minimum amount of $100,000 and increments of $100,000 in excess thereof.

     (e) No Liability. The Agent and the Lenders shall have no liability to Borrower arising out of their compliance with the borrowing procedure specified in this Section 2.05, except for acts of gross negligence or willful misconduct.

     (f) Warranty. The request by the Borrower of an Advance shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance is made: (i) no Event of Default or Default Condition has occurred; and (ii) the representations and warranties contained in Article III of this Agreement remain true, correct, and accurate, except the representations and warranties set forth in Section 3.06 which is made as of the date of this Agreement and the representations and warranties in Sections 3.07 and 3.08 which shall take into account transactions and subsequent events as permitted in this Agreement.

     Section 2.06 Use of Proceeds. Proceeds of the Revolving Credit Loan, Foreign Currency Loan and the Swing Line Loan shall be used to refinance the existing credit facility of Borrower with SunTrust Bank, Nashville, N.A., in the original maximum principal amount of up to $40,000,000 and all replacements therefor, including without limitation existing letters of credit and multi-currency facilities, and to fund Borrower's working capital needs, and for Borrower's general corporate purposes, including capital expenditures and acquisitions.

     Section 2.07 Participation. Any Lender shall have the right to enter into one or more participation agreements with one or more of its Affiliates. Subject to Borrower's approval under Section 12.12(d), each Lender shall have the right to enter into one or more participation agreements with one or more banks, or financial institutions which are not Affiliates of such Lender, on such terms and conditions as such Lender shall deem advisable. Notwithstanding any provisions of this section or Section 12.12(d), a Lender shall have the right to enter into one or more participation agreements without the consent of Borrower, upon the occurrence of an Event of Default. Borrower shall furnish a sufficient number of copies of reports and certificates to Lenders so that Lenders and each participating lender shall receive a copy of each such document.

     Section 2.08 Term of This Agreement. This Agreement shall mature and all amounts under this Agreement, the Revolving Credit Notes, the Foreign Currency Notes and the Swing Line Note shall be due and payable on the Maturity Date. This Agreement shall be binding upon the Borrower so long as any portion of the indebtedness described herein remains outstanding, provided and except, Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of such indebtedness.

     Section 2.09 Payments to Principal Office; Debit Authority. Each payment under the Revolving Credit Loan and the Foreign Currency Loan shall be made without defense, setoff, or counterclaim to Agent at its Principal Office in U.S. Dollars for the Revolving Credit Loan and in the applicable Foreign Currency (as advanced or converted) for the Foreign Currency Loan, for the account of Lenders and in immediately available funds before 11:00 a.m. (Nashville, Tennessee time) on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent. Each payment under the Swing Line Loan shall be made to Agent at its Principal Office in U.S. Dollars and in immediately available funds before 11:00 a.m. (Nashville, Tennessee time) on the date such payment is due. Payments received after 11:00 a.m. (Nashville, Tennessee time) will be deemed received on the next Business Day. Agent shall wire, in immediately available funds, each such payment to Lenders by 2:00 p.m. (Nashville, Tennessee time) on the date payments are received.

     Section 2.10 Prepayment.

          (a) Required Prepayment. Whenever the aggregate amount outstanding under the Revolving Credit Loan exceeds the Maximum Total Amount, the Borrower shall immediately pay to Lenders such amounts as may be necessary to cause the aggregate principal amount outstanding under the Revolving Credit Loan to be equal to or less than the Maximum Total Amount permitted to be outstanding. Whenever the aggregate principal amount outstanding under the Foreign Currency Loan exceeds the Maximum Total Amount, the Borrower shall immediately pay to Agent such amounts as may be necessary to cause the aggregate principal amount outstanding under the Foreign Currency Loan to be equal to or less than the Maximum Total Amount permitted to be outstanding. Whenever the amount outstanding under the Swing Line Note exceeds the Maximum Total Amount permitted to be outstanding under the Swing Line Loan, the Borrower shall immediately pay to Agent such amounts as may be necessary to cause the principal amount outstanding under the Swing Line Note to be equal to or less than the Maximum Total Amount permitted to be outstanding under the Swing Line Loan;

          (b) Optional Prepayment. The Borrower may prepay the Revolving Credit Loan, the Foreign Currency Loan and the Swing Line Loan as follows:

               (i) The Borrower may prepay the Swing Line Loan (provided that such reduction shall be in a principal amount of at least $100,000 and integral multiples of $100,000 in excess thereof) by written or oral notice to Agent no later than 11:00 a.m. (Nashville, Tennessee time) on the date of such prepayment, (if notice is oral, to be promptly thereafter confirmed in writing);

               (ii) Borrower may prepay Advances under the Revolving Credit Notes which bear interest at the Base Rate Option (provided that such reduction shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof) by written notice delivered to Agent no later than 11:00 a.m. (Nashville, Tennessee time) on the date of such prepayment and Agent shall promptly give notice to Lenders on the date of such prepayment;

               (iii) Borrower shall not have the right and option to prepay Advances under the Revolving Credit Notes bearing interest at the LIBOR Option until the expiration of the applicable Interest Period for such Advance. Any such reduction shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof and Borrower must give Agent at least three (3) Business Days' prior written notice of the amount and time of such prepayment. Should a prepayment of Advances bearing interest at the LIBOR Option be made prior to the expiration of the applicable Interest Period, Borrower agrees to immediately pay breakage costs determined by Agent and/or the Lenders to apply to such prepayment; provided, that nothing herein shall give Borrower the right to prepay such Advances prior to the end of the applicable Interest Period;

               (iv) Borrower shall not have the right and option to prepay Advances under the Foreign Currency Notes bearing interest at the Foreign Currency Rate Option until the expiration of the applicable Interest Period for such Advance. Any such reduction shall be in a principal amount of at least $1,000,000 and integral multiples of $100,000 in excess thereof and Borrower must give Agent at least three
          (3) Foreign Currency Business Days' prior written notice of the amount and time of such prepayment. Should a prepayment of Advances bearing interest at the Foreign Currency Rate Option be made prior to the expiration of the applicable Interest Period, Borrower agrees to immediately pay breakage costs determined by Agent and/or the Lenders to apply to such prepayment; provided, that nothing herein shall give Borrower the right to prepay such Advances prior to the end of the applicable Interest Period.

All prepayments will be applied first to unpaid expenses (if any), then to accrued interest, then to principal.

          (c) Permanent Prepayments. The Borrower may permanently reduce the Revolving Credit Loan as follows:

               (i) Upon ten (10) days prior written notice delivered from Borrower to Agent, the Borrower may permanently reduce the maximum principal amount that may be borrowed under the Revolving Credit Loan; provided that such reduction shall be in a principal amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof, and provided that such reduction shall not reduce an outstanding Revolving Credit Advance with a LIBOR Option until the expiration of the applicable Interest Period for such Advance. In the event that a permanent reduction is made by the Borrower in the amount that may be borrowed under the Revolving Credit Loan, the Maximum Total Amount for the Revolving Credit Loan and the Revolving Credit Loan Commitment shall be reduced accordingly, and the Maximum Total Amounts with respect to the Letter of Credit Subcommitment, the Foreign Currency Commitment and the Swing Line Loan may be reduced as determined by Agent in Agent's discretion. Agent shall notify Lenders of any such reduction, within two (2) Business Days after receipt of such notice from Borrower.

     Section 2.11 Apportionment of Payments. Aggregate principal and interest payments with respect to Advances under the Revolving Credit Loan shall be apportioned among all outstanding Revolving Credit Loan Commitments to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Revolving Credit Loan Commitments. In the event the Agent receives payment under the Revolving Credit Loan by 11:00 A.M. (Nashville, Tennessee time), then the Agent shall promptly distribute to each Lender its share of all such payments received by the Agent on the date of Agent's receipt of such payments. Payments received subsequent to 11:00 A.M. (Nashville, Tennessee time) shall be treated as received on the next succeeding Business Day. Aggregate principal and interest payments with respect to Advances under the Foreign Currency Loan shall be apportioned (in the Foreign Currency repaid by Borrower) among all outstanding Foreign Currency Commitments to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Foreign Currency Commitments. In the event the Agent receives payment under the Foreign Currency Loan by 11:00 A.M. (Nashville, Tennessee time), then the Agent shall promptly distribute to each Lender its share of all such payments received by the Agent on the date of Agent's receipt of such payments. Payments received subsequent to 11:00 A.M. (Nashville, Tennessee time) shall be treated as received on the next succeeding Foreign Currency Business Day.

     Section 2.12 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the indebtedness relating to Advances under the Revolving Credit Loan and/or Foreign Currency Loan (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of the Revolving Credit Loan, such Lender shall forthwith (a) notify the Agent of such receipt (and the Agent shall notify the Lenders), and (b) purchase from the other Lenders such participations in the Revolving Credit Loan and/or the Foreign Currency Loan as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lenders may otherwise have, the Lenders shall be entitled, at their option, to offset balances held by any of them at any of their offices against any principal of or interest on the indebtedness described herein which is not paid when due by reason of a failure by the Borrower to make any payment when due to such Lender and/or any of the other Lenders, and/or the Swing Line Lender (regardless whether such balances are then due to the Borrower), in which case such offsetting Lender shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof. Net of costs incurred in connection with any such offset, each Lender agrees to share pro-rata with the other Lenders and the Swing Line Lender, based on the amounts of the Revolving Credit Loan, Foreign Currency Loan and the Swing Line Loan held by such Lenders and the Swing Line Lender, any proceeds realized from the exercise of such offset rights.

     Section 2.14 Commitment Fee. Commencing on September 30, 1997 and on the last day of each Fiscal Quarter thereafter (or if not a Business Day, the next succeeding Business Day) and on the Maturity Date, the Borrower shall pay to the Agent for distribution to the Lenders based on their Pro Rata Share, a commitment fee equal to the Applicable Commitment Fee calculated on the average unused portion of the Revolving Credit Loan for the preceding Fiscal Quarter (or portion thereof); provided that the payment made on September 30, 1997 shall be for a time period from the Closing Date to September 30, 1997. The commitment fee shall be calculated based on a year of 360 days for the actual number of days elapsed.

     Section 2.15 Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with the indebtedness described herein, Borrower, Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to Borrower).

     Section 2.16 Interest Rate Not Ascertainable, Etc. In the event that the Agent shall in good faith have determined that on any date for determining the LIBOR Rate, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination. At the expiration of any Interest Rate Period then in effect and until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Agent), all Loans shall bear interest at the Base Rate Option. In the event that the Agent shall in good faith have determined that on any date for determining a Foreign Currency Rate Option, by reason of any changes arising after the date of this Agreement affecting the interbank market for such Foreign Currency or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Foreign Currency Rate Option, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination. At the expiration of any Interest Period then in effect and until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Agent), the Foreign Currency Loans for which a Foreign Currency Rate Option cannot be established under this Section shall be converted at the end of the applicable Interest Period to a Revolving Credit Loan and shall thereafter bear interest at the Base Rate Option.

     Section 2.17 Illegality. (a) In the event that the Agent shall have determined any time that the making or continuance of any Advance bearing interest at the LIBOR Option or the Foreign Currency Rate Option has become unlawful by compliance by any Lender (an "Affected Lender") in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Agent shall give prompt notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination.

     (b) Upon the giving of the notice to the Borrower referred to in Section 2.17(a), the Borrower's right to elect a LIBOR Option or a Foreign Currency Rate Option shall be immediately suspended, and all outstanding Advances made by the Affected Lender shall be under the Revolving Credit Loan and shall bear interest at the Base Rate Option after the current Interest Period has expired. The Borrower shall have the right and option to replace the Affected Lender pursuant to Section 12.13 hereof, for so long as the Affected Lender which remains under the disability described in Section 2.17(a).

     Section 2.18 Increased Costs. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (A) the Agent or any Lender shall be subject to any tax (including a foreign withholding tax), duty or other charge with respect to any Advances bearing interest at the LIBOR Option or at the Foreign Currency Rate Option (all such Advances being collectively referred to as the "LIBOR/Foreign Currency Loans") or its obligation to make LIBOR Loans or Foreign Currency Loans, or the basis of taxation of payments to the Agent or any Lender of the principal of or interest on its LIBOR/Foreign Currency Loans or its obligation to make LIBOR/Foreign Currency Loans shall have changed (except for changes in the tax on the overall net income of the Agent or such Lender, or similar taxes, pursuant to the laws of jurisdictions with taxing authority over the Agent or such Lender); or

          (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR/Foreign Currency Loans or its obligation to make LIBOR/Foreign Currency Loans shall be imposed on the Agent, any Lender, the London interbank market or the interbank market for a Foreign Currency;

and as a result thereof there shall be any increase in the cost to the Agent or such Lender (a "LIBOR/Foreign Currency Affected Lender") of agreeing to make or making, funding or maintaining LIBOR/Foreign Currency Loans (except to the extent already included in the determination of the interest rate for LIBOR/Foreign Currency Loans), or there shall be a reduction in the amount received or receivable by the Agent or any LIBOR/Foreign Currency Affected Lender, then the Borrower shall from time to time, upon written notice from and demand in good faith by the Agent, pay to the Agent for the account of the Lenders (or any LIBOR/Foreign Currency Affected Lender) within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Agent or such LIBOR/Foreign Currency Affected Lender against such increased cost; provided, however, that nothing in this section shall require Borrower to indemnify the Agent or any Lender for withholding taxes imposed by the United States; provided that Borrower shall have the right and option to replace a LIBOR Affected Lender pursuant to the terms of Section 12.12 hereof.

     (b) If the Agent shall in good faith determine that at any time, because of the circumstances described in Section 2.18(a)(i) or (ii) arising after the date of this Agreement affecting the Agent or any Lender, the London interbank market or the interbank market for an applicable Foreign Currency, or the Agent or any Lender's position in such market, the calculations for the interest rates for LIBOR Loans or Foreign Currency Loans as determined by the Agent or any Lender will not adequately and fairly reflect the cost to the Agent or any Lender of funding such LIBOR Loans or Foreign Currency Loans, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such advice, and a summary of the basis for such determination, and then, and in any such event and until Agent notifies the Borrower that such circumstances no longer exist (which notice shall be given forthwith after such determination is made by the Agent):

          (i) The Borrower's right to request, and the Agent's and any Lender's obligation to make or permit portions of the indebtedness described herein to remain outstanding past the last day of the then current Interest Rate Period as LIBOR Loans shall be immediately suspended; and

          (ii) After the last day of the then-current Interest Rate Period, all such indebtedness described in this Section shall be converted to a Revolving Credit Loan and bear interest at the Base Rate Option.

     Section 2.19 Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changes in lending offices to the extent feasible, in order to reduce additional payments by the Borrower pursuant to Section 2.18 and to make the LIBOR Option and the Foreign Currency Rate Option available under Sections 2.17 and 2.18 hereof.

     Section 2.20 Increase in Revolving Credit Loan Commitments.

     (a) Borrower may, at any time by written notice to the Lenders, request that the Revolving Credit Commitments be increased up to an amount not to exceed $100,000,000 in the aggregate (the "Requested Commitment Amount") on a pro rata basis based on the Pro Rata Shares of the Lenders. No Lender (or any successor thereto) shall have any obligation to increase its Revolving Credit Loan Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a Lender to increase its Revolving Credit Loan Commitment shall be made in its sole discretion independently from any other Lender or the Agent. Within fifteen (15) Business Days from each Lender's receipt of such request from the Borrower, each Lender shall notify the Agent in writing of whether or not it will agree to increase its Revolving Credit Loan Commitment and by what amount it will agree to increase its Loan Commitment, up to its Pro Rata Share of the Requested Commitment Amount. Borrower agrees to execute and deliver to Agent and Lenders such amendments to documents, promissory notes, resolutions, certificates, opinions and other documentation and items as Agent and/or any of the Lenders may request in connection therewith, all of which must be in form and substance satisfactory to Agent and Lenders, and Borrower agrees to pay all costs and expenses (including without limitation legal fees) of Agent and Lenders in connection therewith.

     (b) In the event that the aggregate amount to which the Lenders are willing to increase their Revolving Credit Loan Commitments is less than the Requested Commitment Amount based on the written notices delivered by the Lenders to the Agent, the Agent shall first offer to the Lenders who have agreed to increase their Revolving Credit Loan Commitments the opportunity to further increase their Revolving Credit Loan Commitments up to an amount equal to the Requested Commitment Amount. Such Lenders shall promptly respond in writing to the Agent, whether or not it will agree to further increase its Revolving Credit Loan Commitment and by what amount it will agree to further increase its Revolving Credit Loan Commitment. Within five (5) Business Days after receipt of all responses from such Lenders, the Agent shall inform the Borrower and all Lenders in writing of the amount by which each Lender will increase its Revolving Credit Loan Commitment.

     (c) In the event that the aggregate amount to which the Lenders are willing to increase their Revolving Credit Loan Commitments is less than the Requested Commitment Amount based on the notice from the Agent to the Borrower and all Lenders, the Borrower shall have the right, within sixty (60) days after receipt of such notice from the Agent, to obtain commitments from new banks or financial institutions in an aggregate amount such that the existing Revolving Credit Loan Commitments, plus the aggregate principal amount by which the Lenders are willing to increase their Revolving Loan Commitments, plus the aggregate principal amount of the new commitments by the new banks or financial institutions, does not exceed the Requested Commitment Amount; provided, however, that (1) the new banks or financial institutions must be acceptable to the Agent in its sole discretion, which acceptance will not be unreasonably withheld or delayed, and (2) the new banks or financial institutions must become parties to this Agreement pursuant to the Assignment and Acceptance in form and substance satisfactory to the Agent, pursuant to which (x) they shall be granted all of the rights that existing Lenders have under this Agreement and the other Loan Documents and (y) they shall assume the same liabilities and obligations that the existing Lenders have under this Agreement.


     Article III. Representations and Warranties.

     To induce Lenders to enter this Agreement and extend credit under this Agreement, the Borrower covenants, represents and warrants to Lenders that as of the date hereof:

     Section 3.01 Corporate Existence. The Borrower and its Subsidiaries are corporations duly organized, legally existing, and in good standing under the laws of the states of their incorporation, and are duly qualified as foreign corporations in all jurisdictions in which the Property owned or the business transacted by them makes such qualification necessary, except where failure to so qualify does not have a material adverse effect upon the Borrower, its Subsidiaries, their business, or their Properties, as a whole on a consolidated basis.

     Section 3.02 Power and Authorization. The Borrower and each of the Guarantors, as applicable, are duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the board of directors of the Borrower (and each Guarantor, as applicable) has authorized the execution and performance of the Loan Documents; and all other corporate action on Borrower's (and Guarantors') part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

     Section 3.03 Binding Obligations. This Agreement is, and the Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower (and the Guarantors, as applicable), enforceable in accordance with their terms, subject to no defense, counterclaim, set-off, or objection of any kind.

     Section 3.04 No Legal Bar or Resultant Lien. The Borrower's (and the Guarantors', as applicable) execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter), or bylaws of the Borrower (or the Guarantors), or any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Borrower (or the Guarantors) are subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower (or the Guarantors).

     Section 3.05 No Consent. The Borrower's and the Guarantors', as applicable, execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person.

     Section 3.06 Financial Condition. The Financial Statements of Borrower which have been delivered to Lenders, dated December 31, 1996 and March 31, 1997, have been prepared in accordance with GAAP consistently applied, and the Financial Statements present fairly the financial condition of Borrower as of the date or dates and for the period or periods stated therein. No material adverse change in the financial condition of the Borrower and/or any of its Subsidiaries has occurred since the date of such Financial Statements.

     Section 3.07 Investments, Advances, and Guaranties. Neither the Borrower nor the Guarantors have made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements.

     Section 3.08 Liabilities and Litigation. Neither the Borrower nor its Subsidiaries have material liabilities (individually or in the aggregate) direct or contingent which would require adjustment to or disclosure in the Financial Statements, or which could reasonably be expected to have a material adverse effect on the Borrower or its Subsidiaries, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower threatened against or affecting the Borrower or the Subsidiaries, that could reasonably be expected to involve any judgment or liability not fully covered by insurance or Financial Statement reserves, and that may materially and adversely affect the business or the Properties of the Borrower or the Subsidiaries, or their ability to carry on their business as now conducted.

     Section 3.09 Taxes; Governmental Charges. The Borrower and its Subsidiaries have filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of their Properties or income, which are due and payable. The Borrower and its Subsidiaries have made all required withholding deposits.

     Section 3.10 No Default. Neither the Borrower nor its Subsidiaries is in default in any respect that may reasonably be expected to have a material and adverse affect on their business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which they are a party or by which their Properties are bound. Neither the Borrower nor the Subsidiaries are in violation of their respective Articles of Incorporation (or Charter) or Bylaws. No Default Conditions hereunder have occurred or are continuing as of the date hereof.

     Section 3.11 Compliance with Laws, Etc. Neither the Borrower nor its Subsidiaries are in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which they or any of their Properties is subject in any respect that may reasonably be expected to have a material and adverse affect on their business, Properties, or financial condition. Neither the Borrower nor its Subsidiaries have failed to obtain or maintain any license, permit, franchise, trademark, patents or other intellectual property rights, or other governmental authorization necessary to the ownership of their Properties or to the conduct of their business, which if not obtained would have or has a material, adverse effect on the Borrower and its Subsidiaries, as a whole.

     Section 3.12 ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA. Neither the Borrower nor its Subsidiaries have incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, and they have not incurred any material liability to PBGC in connection with any Plan.

     Section 3.13 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower (or Guarantors) to Lender in connection with this Agreement or any document, instrument or agreement executed or delivered in connection herewith, contains any material misstatement of fact or fails to state any material fact, the omission of which would render the statements therein materially false or misleading.

     Section 3.14 Regulation U, Etc.. Neither the Borrower nor any of its Subsidiaries are engaged as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the indebtedness described herein shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lenders to violate the provisions of Regulation U. Borrower and each of its Subsidiaries is in full compliance with, and has not violated or allowed to be violated any provision of, any of Regulations G, T, U or X, any laws and regulations relating to employee benefit plans, and/or all applicable environmental laws, rules and regulations.

     Section 3.15 Filings. To the date hereof, the Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.16 Title, Etc. The Borrower and its Subsidiaries have good title to their Properties, free and clear of all Liens except those referenced or reflected in the Financial Statements, and except for any defects in title which would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Subsidiaries (as a whole, on a consolidated basis) or on the ability of the Borrower to perform its obligations under this Agreement. Borrower and its Subsidiaries possess all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate for the conduct of their business as now conducted, except for such that would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower (and its Subsidiaries) or on the ability of the Borrower (as a whole, on a consolidated basis) to perform its obligations under this Agreement.

     Section 3.17 Personal Holding Company; Subchapter S. Neither the Borrower nor any of its

Subsidiaries are "personal holding companies" as defined in Section 542 of the Code, and neither the Borrower nor any of its Subsidiaries are "Subchapter S" corporations within the meaning of the Code.

     Section 3.18 Subsidiaries. As of the Closing Date, Borrower has no Significant Subsidiaries other than the Significant Subsidiaries set forth under the definition of "Significant Subsidiary" in Article I of this Agreement. All Subsidiaries and Significant Subsidiaries of Borrower are identified and described on Exhibit I to this Agreement.

     Section 3.19 No Burdensome Restrictions. Neither Borrower nor any Subsidiaries are parties to any agreement (including any collective bargaining agreement) which could reasonably be expected to have a material adverse affect on the assets or operations of the Borrower and the Subsidiaries as a whole.


     Article IV. Conditions Precedent.

     Section 4.01 Initial Conditions. Lenders' obligation to extend credit and/or to issue any Letter of Credit, and Swing Line Lender's obligation to make any Advance under the Swing Line Loan hereunder is subject to the Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the date hereof, in form and substance satisfactory to Agent and its counsel:

          (a) Notes and Loan Documents. This Agreement, the Revolving Credit Notes, the Swing Line Note, the Foreign Currency Notes, the Guaranties of each of the Guarantors, any Letter of Credit Application Agreements, the Negative Pledge, and other documents executed in connection with this Agreement (the "Loan Documents").

          (b) Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower, Danek Medical, Inc., Warsaw Orthopaedic, Inc., Sofamor SNC, and Sofamor Danek, L.P., authorizing or ratifying the execution, delivery, and performance, respectively, of the applicable Loan Documents.

          (c) Certificate of Existence. A certificate of existence of the Borrower and each Guarantor from the state in which the Borrower and such Guarantor is incorporated or organized, which certificate shall contain no facts reasonably objectionable to Agent.

          (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents.

          (e) Officer's Certificate. A certificate of the secretary or any assistant secretary of the Borrower and each Guarantor certifying: (i) the names of the officer or officers of the Borrower and the Guarantor authorized to sign the applicable Loan Documents, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, the Borrower and the Guarantor.

          (f) Charter and By-Laws and Organizational Documents. A copy of the Borrower's (and each Guarantor's) by-laws and charter or articles of incorporation (including all amendments thereto) certified by the secretary or any assistant secretary of the Borrower (and the Guarantor), and in the case of the charter or articles of incorporation, by the Secretary of State of the state (or proper office of any foreign jurisdiction) in which the Borrower (or Guarantor) is incorporated, as being true and complete copies of the current charter or articles of incorporation and by-laws of the Borrower (or Guarantor).

          (g) Attorneys' Opinion Letter. An opinion letter addressed to Agent from counsel for the Borrower and the Guarantors favorably opining as to such matters as reasonably required by Agent.

          (h) Payment of Fees, Etc. Payment of all outstanding fees and expenses to Agent, Swing Line Lender, or any Lender, including all of Agent's reasonable legal fees.

          (i) Outside Indebtedness. A schedule disclosing all Debt of Borrower and its Subsidiaries to third parties.

          (j) Other. Such other documents as Agent may reasonably request.

     Section 4.02 All Borrowings. The Lenders' obligation to extend credit pursuant to this Agreement and to issue any Letter of Credit and Swing Line Lender's obligation to make an Advance under the Swing Line Loan is subject to the following additional Conditions Precedent which shall be met each time an Advance (including the request for the issuance of a Letter of Credit) is requested:

          (a) The representations of the Borrower contained in Article III are true and correct as of the date of the requested Advance (except the representations and warranties in Section 3.06 are made only as of the date of this Agreement and the representations and warranties in Section 3.07 and 3.08 shall take into account transactions and subsequent events permitted by this Agreement), with the same effect as though made on the date of such Advance; (b) There has been no material adverse change in the Borrower's consolidated financial condition (which adverse change would be reflected in Borrower's consolidated Financial Statements under GAAP) since the date of the last borrowing hereunder; (c) No Default Condition or Event of Default has occurred and continues to exist; (d) No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower (and/or the Guarantors) and no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, which could reasonably be expected to materially and adversely affect the financial position or business of the Borrower (and/or the Guarantors) as a whole or impair the ability of the Borrower (and/or the Guarantors) to perform its obligations under this Agreement or any other Loan Documents, as applicable.

     Article V. Affirmative Covenants.

     The Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all indebtedness described herein shall have been finally paid in full, unless Agent shall otherwise first consent in writing, the Borrower shall:

     Section 5.01 Financial Statements and Reports. Promptly furnish to Agent and to each Lender:

          (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, the audited consolidated Financial Statements of the Borrower setting forth the audited consolidated balance sheets of the Borrower as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and statements of stockholders' equity of the Borrower for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of the Borrower's certified public accountants. The audit opinion in respect of the Financial Statements of the Borrower shall be the opinion of a firm of independent certified public accountants among the "Big Six" accounting firms. If requested by Lender, the financial information shall also be presented on an unaudited consolidating basis;

          (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter that is not the end of the Fiscal Year, the consolidated and consolidating unaudited balance sheets of the Borrower as of the end of such Fiscal Quarter, and the consolidated unaudited statements of income and cash flow of the Borrower for such quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter;

          (c) Compliance Reports. As soon as available and in any event within ninety (90) days after the close of the Fiscal Year and within forty-five
     (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year), the calculations by Borrower of the financial covenants contained in Article VII herein, along with a certificate of compliance (in substantially the form as Exhibit G), certified by the chief financial officer or treasurer of the Borrower, stating that the Financial Statements were prepared in accordance with GAAP, that the Financial Statements are true and correct, that the financial covenants have been met (with supporting details of financial covenant calculations) and that such officer has no knowledge of any Event of Default or Default Condition, or if such officer has obtained such knowledge, disclosing the nature, details, and period of existence of such event;

          (d) SEC Filings and Public Information. At the same time as they are filed with the Securities and Exchange Commission, copies of the Borrower's 10-Q and 10-K reports, proxy statements and any other filings; and

          (e) Other Information. Promptly upon its becoming available, such other material information about Borrower, the Guarantors or the indebtedness described herein as Agent may reasonably request from time to time, including without limitation notice of the existence of any Default Condition or Event of Default, citations for material violations of environmental laws or regulations, matters relating to funding of employee benefit plans, and other information as any Lender, through Agent, may reasonably request.

All such balance sheets and other Financial Statements referred to in Sections 5.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

     Section 5.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to Section 5.01(a) hereof, furnish or cause to be furnished to Agent and each Lender a certificate of compliance in a form substantially similar to Exhibit G hereto, or otherwise reasonably satisfactory to Agent prepared by independent certified public accountants acceptable to Agent, stating that in making the examination necessary for their audit they have obtained no knowledge of any Default Condition or Event of Default, or event which, after notice or lapse of time (or both), would constitute a Default Condition or Event of Default or, if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

     Section 5.03 Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or its Subsidiaries, or upon any of their income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of their Property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the Borrower (or the Subsidiary, as applicable) shall establish reserves therefor adequate under GAAP.

     Section 5.04 Maintenance.

          (a) Maintain its and its Guarantors' corporate existence, name, rights, and franchises subject to the terms of Section 6.07 hereof;

          (b) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of the Borrower or the Guarantors) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

          (c) maintain its Property and the Property of its Guarantors (and any Property leased by or consigned to them or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to their Property reasonably necessary and proper to ensure that the business carried on in connection with their Property may be conducted properly and efficiently at all times.

     Section 5.05 Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.

     Section 5.06 Performance of Obligations.

          (a) Pay the indebtedness described herein according to the terms of the Loan Documents; and

          (b) do and perform (and cause each Guarantor to perform), and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by Borrower (or Guarantor) under the Loan Documents, at the time or times and in the manner specified.

     Section 5.07 Insurance. Maintain and continue to maintain, and cause each Subsidiary to maintain and continue to maintain, with financially sound and reputable insurers, insurance satisfactory in type, coverage and amount to Agent against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower (or its Subsidiaries) in form and substance satisfactory to Agent and if requested will furnish Agent copies of the applicable policies.

     Section 5.08 Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur.

     Section 5.09 Right of Inspection. Permit any officer, employee, or agent of Agent or any Lender as may be designated by Agent to visit and inspect any of the Properties of the Borrower and the Guarantors, to examine Borrower's (or Guarantors') financial record and accounts, to take copies and extracts from such financial record and financial accounts, and to discuss the affairs, finances, and accounts of Borrower (or of the Guarantors) with the respective officers, accountants, and auditors of Borrower (or of the Guarantors), all at such reasonable times and as often as Agent may reasonably desire.

     Section 5.10 Notice of Certain Events. Promptly, but in any case within fifteen (15) Business Days, notify Agent if the Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of material Debt of the Borrower (or a Guarantor) with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting Borrower (or a Guarantor) in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of the Borrower and the Guarantors as a whole; or (iv) any dispute between the Borrower (or a Guarantor) and any governmental or regulatory authority or any other Person, entity, or agency which, if adversely determined, would materially interfere with the consolidated business operations of the Borrower and Guarantors as a whole; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of the Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document.

     Section 5.11 ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which the Borrower or any Subsidiary is a party. The Borrower shall provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

     Section 5.12 Additional Guaranties. Within thirty (30) days after a Subsidiary becomes a Significant Subsidiary or the Borrower acquires or creates a Significant Subsidiary, the Borrower shall cause the Significant Subsidiary to execute a Guaranty, in substantially the form and substance set forth in Exhibit F, guaranteeing the indebtedness as set forth in this Agreement and the Loan Documents. Borrower shall pay the costs and expenses, including without limitation Agent's legal fees and expenses, in connection with the preparation, execution and review of such Guaranty.


     Article VI. Negative Covenants.

     The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, unless Agent shall otherwise first consent in writing, the Borrower (on a consolidated basis, taking into account all its Subsidiaries) will not, either directly or indirectly:

     Section 6.01 Debts, Guaranties, and Other Obligations. Incur, create, assume, suffer to exist or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article, the foregoing prohibitions shall not apply to: (a) any Debt (and refinancings thereof) reflected on Borrower's Financial Statements for the periods ending December 31, 1996 and March 31, 1997; (b) indebtedness incurred under this Agreement; (c) trade indebtedness incurred in the ordinary course of business not to exceed amounts historically and customarily incurred by Borrower (or its Significant Subsidiaries, as applicable); (d) any subordinate indebtedness in form, amount and substance reasonably approved in advance in writing by the Lenders (which approval shall not be unreasonably withheld) and subordinated by subordination agreements reasonably satisfactory to the Lenders; (e) Debt of a corporation acquired by the Borrower or a Significant Subsidiary subsequent to the date of this Agreement, which Debt was incurred prior to such acquisition and is outstanding on the date of such acquisition; (f) intercompany Debt arising solely among Borrower and its Subsidiaries that is not otherwise prohibited under Section 6.03 of this Agreement; and (g) other Debt (including final judgments not covered by insurance and capital expenditures of Borrower and its Significant Subsidiaries) not to exceed $20,000,000.00 in the aggregate for Borrower and its Subsidiaries. Notwithstanding the foregoing, Debt for purposes of subsection (g) of this Section, shall not include the liability represented by the remaining purchase price incurred with respect to the Borrower's acquisition of Genetics Institute, Inc.

     Section 6.02 Liens. Grant any Lien in, or otherwise encumber, any of its Properties or assets or permit any of the Significant Subsidiaries to grant any Lien in, or otherwise encumber, any of such Significant Subsidiary's Properties or assets, except for
(i) Liens now existing as of the Closing Date which are disclosed in the Financial Statements; (ii) Liens existing on the date of acquisition of any corporation subsequently acquired by Borrower as a Significant Subsidiary in accordance with this Agreement; (iii) liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings;
(iv) Liens arising in favor of the Lenders pursuant to this Agreement; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and public liability laws and similar legislation; (vi) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendor's liens, incurred in the ordinary course of business; (vii) zoning restrictions, easements, licenses, reservations, restrictions on the use or transfer of real property which do not in the aggregate materially detract from the value of the Property or assets of the Borrower and its Significant Subsidiaries taken as a whole, or materially impair the use of such property or assets in the operations of the business of the Borrower or any Significant Subsidiary; (viii) attachment, judgment or similar Liens so long as the finality of any judgments related thereto in excess of $250,000.00 in the aggregate is being contested in good faith, and for which adequate reserves have been provided in the financial statements of the Borrower; (ix) Liens securing the deferred purchase price for any Property; (x) Permitted Encumbrances; and (xi) renewals and extensions of liens described in subsections (i) through (x) above.

     Section 6.03 Loans and Advances. Make or permit to remain outstanding any loans or advances to any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

          (a) endorsements of negotiable instruments in the ordinary course of business;

          (b) loan or advances reflected in the Financial Statements of Borrower for the periods ending December 31, 1996 and March 31, 1997 (and refinancings of such loans without increasing the principal amounts thereof);

          (c) loans or advances to Significant Subsidiaries or to any Affiliate of Borrower which executes a guaranty in favor of Agent and Lenders in substantially the same form as that executed by Guarantors;

          (d) loans made to any Person (not otherwise referred to in this Section), not to exceed $3,000,000 in principal amount outstanding at any time.

     Section 6.04 Investments. Subject to any limitations otherwise provided in this Agreement but excepting transactions allowed under Section 6.08 hereof, make investments in any Person, except that, the foregoing restriction shall not apply to: (a) investments in direct obligations of the United States of America or any agency thereof; (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $250,000,000, or commercial paper of the highest quality; (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above; and (d) investments made pursuant to the Investment Policy of Borrower dated August of 1994 which is attached hereto as Exhibit J. The Borrower may not materially amend such investment policy without the consent of Agent on behalf of the Majority Lenders.

     Section 6.05 Sales and Leasebacks. Enter into any arrangement, directly or indirectly, with any Person by which the Borrower (or a Guarantor) shall sell or transfer any Property, whether now owned or hereafter acquired, and by which the Borrower (or a Guarantor) shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that Borrower (or a Guarantor) intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     Section 6.06 Nature of Business. Suffer or permit any material change to be made in the character of the business of the Borrower or the Guarantors as a whole, as carried on as of the date hereof.

     Section 6.07 Mergers, Consolidations, Etc. Merge, consolidate or reorganize with or into, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to, or become an Affiliate of, any Person; provided, however, that if no Event of Default or Default Condition has occurred and is continuing, Borrower (or Guarantor) may merge, reorganize or consolidate with any Person as long as, immediately after and giving effect to any such merger, reorganization or consolidation no event shall occur or would reasonably be expected to occur which constitutes a Default Condition or an Event of Default and, in the case of any such merger, reorganization or consolidation to which Borrower (or Guarantor) is a party, the Borrower (or Guarantor if the Borrower is not a party to such reorganization) is the surviving corporation and has a consolidated net worth equal to or greater than Borrower (or Guarantor, as applicable) prior to such merger, reorganization or consolidation.

     Section 6.08 Acquisitions. Without the written approval of Agent on behalf of the Majority Lenders, acquire the assets of or the shares of an unrelated entity or form a joint venture (or partnership) with an unrelated entity, during the term hereof, provided, that the foregoing shall not apply to acquisitions (or joint ventures) in a business related to Borrower's current activities with an aggregate purchase price (or capital contribution) for all acquisitions and joint ventures aggregating $10,000,000 or less in any rolling twelve-month period. In the event Borrower shall request Lenders to approve an acquisition or joint venture under this Section, Borrower shall supply to Agent at least thirty
(30) days prior to such proposed acquisition or capital contribution, historical audited (if prepared) financial statements of the entity to be acquired (or the entity to be a joint venturer) for the two prior fiscal years, the most recent unaudited report of the entity to be acquired (or the entity to be a joint venturer), and revised internal projections of Borrower (on a consolidated basis) including the entity to be acquired (or joint venture) such other financial information reasonably requested by Agent or any Lender.

     Section 6.09 Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its obligations.

     Section 6.10 Fiscal Year. Change its Fiscal Year without the written consent of the Majority Lenders.

     Section 6.11 Transactions with Affiliates. Enter into any transaction with its Subsidiaries or any Affiliates except on an arms-length basis.

     Section 6.12 Negative Pledge to Other Persons. Give or allow any Subsidiary to give any negative pledge agreement to any Person other than Lenders and Swing Line Lender, and/or otherwise agree with any Person not to grant liens on or encumber the assets of Borrower or any of its Subsidiaries.

     Article VII. Financial Covenants. The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid and satisfied in full, the Borrower and its consolidated Subsidiaries, calculated on a consolidated basis, will not:

     Section 7.01 Financial Covenants.

     (a) Maximum Funded Debt to EBITDA. Permit Borrower's ratio of Total Funded Debt to EBITDA to be greater than 1.5 to 1.0 as of the end of each Fiscal Quarter, measured on a trailing four (4) Fiscal Quarter basis.

     (b) Maximum Funded Debt to Total Capitalization. Permit the Borrower's ratio of Funded Debt to Total Capitalization to exceed .50 to 1.0 at any time.

     (c) Minimum Tangible Net Worth. Permit Borrower's Tangible Net Worth to be less at any time than the following amounts for the periods indicated below:

             Time Periods                     Minimum Tangible Net Worth
             ------------                     --------------------------
      From the Closing Date
      through September 29, 1997              $65,000,000, plus 50% of cumulative net income for
                                              the Fiscal Quarter ended June 30, 1997, plus 75% of
                                              net cash proceeds of capital stock of Borrower
                                              during such period ("3Q 97 Required Worth").

      From September 30, 1997
      through December 30, 1997               3Q 97 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended September 30, 1997, plus 75% of net
                                              cash proceeds of capital stock of Borrower during such
                                              period ("4Q 97 Required Worth").

      From December 31, 1997
      through March 30, 1998                  4Q 97 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended December 31, 1997, plus 75% of net cash proceeds of capital stock of Borrower during such period
                                              ("1Q 98 Required Worth").

      From March 31, 1998
      through June 29, 1998             1Q 98 Required Worth, plus  50% of cumulative net income for the
                                              Fiscal Quarter ended March 31, 1998, plus 75% of net cash
                                              proceeds of capital stock of Borrower during such period
                                              ("2Q 98 Required Worth").

      From June 30, 1998
      through September 29, 1998              2Q 98 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended June  30, 1998, plus 75% of net cash
                                              proceeds of capital stock of Borrower during such period
                                              ("3Q 98 Required Worth").

      From September 30, 1998
      through December 30, 1998               3Q 98 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended September 30, 1998, plus 75% of net
                                              cash proceeds of capital stock of Borrower during such
                                              period ("4Q 98 Required Worth").

      From December 31, 1998
      through March 30, 1999                  4Q 98 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended December 31, 1998, plus 75% of net cash proceeds of capital stock of Borrower during such period
                                              ("1Q 99 Required Worth").

      From March 31, 1999
      through June 29, 1999             1Q 99 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended March 31, 1999, plus 75% of net cash
                                              proceeds of capital stock of Borrower during such period
                                              ("2Q 99 Required Worth").

      From June 30, 1999
      through September 29, 1999              2Q 99 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended June 30, 1999, plus 75% of net cash
                                              proceeds of capital stock of Borrower during such period
                                              ("3Q 99 Required Worth").

      From September 30, 1999
      through December 30, 1999               3Q 99 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended September 30, 1999, plus 75% of net
                                              cash proceeds of capital stock of Borrower during such
                                              period ("4Q 99 Required Worth").


      From December 31, 1999
      through March 30, 2000                  4Q 99 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended December 31, 1999, plus 75% of net cash proceeds of capital stock of Borrower during such period
                                              ("1Q 2000 Required Worth").

      From March 31, 2000
      through Maturity                        1Q 2000 Required Worth, plus 50% of cumulative net income for the
                                              Fiscal Quarter ended March 31, 2000, plus 75% of net cash
                                              proceeds of capital stock of Borrower during such period.


          (d) Earnings. Fail to have positive earnings (pre-tax), measured on a Trailing Four Quarter Basis, and calculated on the last day of each Fiscal Quarter.


     Article VIII. Events of Default.

     Section 8.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

          (a) Principal and Interest Payments. The Borrower fails to make payment by 11:00 a.m. (Nashville, Tennessee time) within five (5) days when due of any installment of interest on the Revolving Credit Notes, the Foreign Currency Notes, or the Swing Line Note, or the Borrower fails to make payment by 11:00 a.m. (Nashville, Tennessee time) on the due date, of any principal due under the Revolving Credit Notes, the Foreign Currency Notes or Swing Line Note, or the Borrower fails to pay within fifteen (15) days when due any other payment due hereunder or under any of the Loan Documents; or

          (b) Representations and Warranties. Any representation or warranty made by the Borrower or any Guarantor in any Loan Document is incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate, or data furnished or made by Borrower in any Loan Document with respect to any indebtedness is untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Borrower fails to perform any term, obligation or covenant under
     Section 5.10 or Article VII.

          (d) Other Obligations. Borrower (or Guarantor, as applicable) fails to perform any of its other obligations as required by and contained in this Agreement or any Loan Document, and such failure to perform is not cured within thirty (30) days following the earlier of (i) the Borrower or a Subsidiary obtains knowledge thereof, or (ii) receipt of written notice thereof is sent to the Borrower or a Subsidiary; or

          (e) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator, or trustee of the Borrower or any Guarantor, or of any of their Properties, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or the Borrower or any Guarantor is adjudicated bankrupt or insolvent; or any of the Property of the Borrower or any Guarantor is sequestered by court order or a petition is filed against the Borrower or any Guarantor under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days of the filing thereof; or

          (f) Voluntary Petitions. The Borrower or any Guarantor files a petition in voluntary bankruptcy to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

          (g) Assignments for Benefit of Creditors, Etc. The Borrower or any Guarantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or any Guarantor or of all or any part of their Properties; or

          (h) Discontinuance of Business, Etc. The Borrower or a Guarantor discontinues its principal business; or

          (i) Undischarged Judgments. A final judgment which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds an aggregate of $1,000,000, or otherwise has a material adverse effect, shall be rendered against the Borrower or any of its Subsidiaries, if, (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) immediately after the expiration of any such stay, such judgment shall not have been discharged; or

          (j) Violation of Laws, Etc. The Borrower or any Subsidiary violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof the effect of which has a material and adverse impact on the Borrower and its Subsidiaries as a whole; or the Borrower or any Subsidiary fails or refuses at any and all times to remain current in its or their financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which the shares of the Borrower are traded; or

          (k) Default on Other Debt. A default by Borrower (or any Subsidiary) on any other indebtedness which individually or in the aggregate exceeds $1,000,000, or breach of any covenant or agreement contained in any agreement relating to such indebtedness, causing or permitting the acceleration of such indebtedness; or

          (l) Change of Control. Any Person (or related group of Persons) which does not presently own 5% or more of the outstanding shares of Borrower, obtains beneficial ownership of more than 25% of the Voting Shares of Borrower; or

          (m) Default under Guaranty. There exists a default under any Guaranty subject to any cure or grace periods therein; or

          (n) Dissolution Proceedings. Borrower commences dissolution proceedings under applicable law; or

          (o) Employee Benefit Plan Liability. Borrower or any Subsidiary incurs any liability or potential liability under any employee benefit plan that would have a material adverse effect on the Borrower and/or any of its Subsidiaries as a whole.

     Section 8.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(e) and 8.01(f): (i) Agent, acting pursuant to Lenders' direction as set forth in
Article XII, may declare the entire principal amount of all indebtedness under this Agreement then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Lenders' sole discretion and option, all obligations of any of the Lenders under this Agreement shall immediately cease and terminate unless and until each of the Lenders shall reinstate such obligations in writing; and/or (iii) Lenders may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein by any lawful means.

     Upon the happening of any event specified in Section 8.01(e) and Section 8.01(f) above: (i) all indebtedness described herein, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lenders under this Agreement shall immediately cease and terminate unless and until each of the Lenders shall reinstate such obligations in writing; or (iii) Lenders may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein and/or enforce the obligations evidenced herein by any lawful means.

     Section 8.03 Default Conditions. Any of the following events shall be considered a Default Condition:

          (a) The Borrower suffers a material adverse change in its financial condition, which adverse change would be reflected in Borrower's consolidated Financial Statements under GAAP; and

          (b) Should any event occur that except for the giving of notice and/or the passage of time would be an Event of Default.

     Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that the Lenders, in their sole discretion, and without notice to Borrower, may immediately cease making any Advances, all without liability whatsoever to Borrower or any other Person whomsoever, all of which is expressly waived hereby. Borrower releases the Lenders and the Agent from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with

Lenders' determination to cease making Advances pursuant to this Section.


     Article IX. General Provisions.

     Section 9.01 Notices. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

          (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Agent in writing:

                    Sofamor Danek Group, Inc.
                    1800 Pyramid Place
                    Memphis, TN 38132
                    Attn: Mr. Jack B. Pearson, Jr.

                    With a copy to   Mr. J. Mark Merrill
                                            Mr. Richard E. Duerr, Jr., Esq.

          (b) if to Agent, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                    SunTrust Bank, N.A.
                    6410 Poplar Avenue, Suite 320
                    Memphis, Tennessee  38119
                    Attn:  Bryan W. Ford

          (c) if to Lenders, to the address of each of the Lenders as shown beside the respective signature of each of the Lenders.

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

     Section 9.02 Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

     Section 9.03 Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing Date.

     Section 9.04 Successors and Assigns. The Borrower may not assign its rights or delegate duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of the Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of the Agent, each Lender, the Swing Line Lender, and their respective successors and assigns.

     Section 9.05 Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Agent, the Swing Line Lender, or any Lender, its officers, employees, consultants, or agents, nor any failure or delay by Agent, Swing Line Lender, or any Lender with respect to exercising any right, power, or privilege of Agent, Swing Line Lender, or any Lender under any of the Loan Documents shall operate as a waiver thereof, except as otherwise provided in this Agreement. Acting pursuant to the requirements of Article XII herein, Agent may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Agent. The execution by Agent of any waiver shall not obligate Agent, Swing Line Lender, or any Lender to grant any further, similar, or other waivers.

     Section 9.06 Cumulative Rights. The rights and remedies of Agent, Swing Line Lender, or any Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 9.07 Construction. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

     Section 9.08 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

     Section 9.09 Costs, Expenses, and Indemnification. Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents; (ii) the Agent and the Lenders in connection with enforcement of the Loan Documents, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel (including allocation of cost of in-house counsel) for the Agent and each of the Lenders; and (b) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified) incurred by any of them as a result of, or arising out of, or related to, or by reason of, any litigation or other proceeding related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans hereunder or the consummation of any other transactions contemplated in the Loan Documents.

     Section 9.10 Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

     Section 9.11 Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

     Section 9.12 Confidentiality. The Agent and the Lenders covenant and agree to keep all information provided to them confidential in accordance with the obligations of Agent and the Lenders under applicable law and regulations. Notwithstanding the foregoing, the Agent and Lenders shall have the right: (i) to disseminate financial information to their affiliates or to any participant or assignee (or a prospective participant or assignee) of this Agreement; and
(ii) to disseminate any information previously made public by Borrower.

     Section 9.13 Distribution of Information. The Borrower hereby authorizes the Agent, the Swing Line Lender, and each Lender, as the Agent, the Swing Line Lender, and each Lender may elect in its sole discretion, to discuss with and furnish to any Affiliate, to any government or self-regulatory agency with jurisdiction over the Agent, the Swing Line Lender, and each Lender, or, subject to the terms of Section 12.12(e) hereof, to any participant or prospective participant, all financial statements, audit reports and other information pertaining to the Borrower (or any Subsidiary) whether such information was provided by Borrower or prepared or obtained by the Agent or third parties. Neither the Agent nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower which the Agent may elect to distribute, whether such information was provided by Borrower or prepared or obtained by the Agent or third parties, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.

     Section 9.14 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all which shall, taken together, constitute one original. The parties agree that facsimile signatures of the parties hereto shall be deemed to be and treated as original signatures of such parties.

     Article X. Jury Waiver.

     Section 10.01 Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, BORROWER, AGENT, SWING LINE LENDER, AND EACH LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

     Article XI. Hazardous Substances.

     Section 11.01 Representation and Indemnity Regarding Hazardous Substances.

          (a) Borrower has no knowledge of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its Property (or the Property of any Subsidiary); or of any spills or disposal of Hazardous Substances that have occurred or are occurring off any of its Property as a result of any construction on or operation and use of such Property; in each case under this paragraph (a) so as to violate any Environmental Law in a manner that would have a material adverse effect on the business, Properties or financial condition of the Borrower (or a Subsidiary) or on the ability of the Borrower (or a Subsidiary) to perform its obligations under this Agreement or any of the other Loan Documents.

          (b) The Borrower represents that its Property and any current operation concerning its Property (and the Property of any Subsidiary) and its business operations are not in material violation of any applicable Environmental Law, and the Borrower has no actual knowledge or any notice from any governmental body claiming that such Property or such business operations or operations or uses of the Property have or may result in any violation of any Environmental Law or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with such Property or the Borrower's business in order to comply with any Environmental Law with which Borrower has not complied, in each case under this paragraph (b) wherein such violation would have a material adverse effect on the business, Properties, or financial condition of the Borrower. If there are any such notices which would have such effect with which Borrower has not complied, Borrower shall provide Agent with copies thereof. If Borrower receives any such notice which would have such effect, Borrower will immediately provide a copy to Agent.

          (c) Borrower agrees to indemnify and hold Agent, Swing Line Lender, and Lenders harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of its Property (or the Property of a Subsidiary) in violation of any Environmental Law; (ii) any violation or alleged violation of any Environmental Law relating to Hazardous Substances on any of its Property (or the Property of a Subsidiary), whether attributable to events occurring before or after acquisition of any of such Property; (iii) any violation of any Environmental Law by the Borrower (or a Subsidiary) resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any inaccuracy in the certifications contained in Section 11.01(a).

     Article XII. The Agent.

     Section 12.01 Appointment of Agent. Each Lender hereby designates STB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note or Foreign Currency Note by the acceptance of a Revolving Credit Note or a Foreign Currency Note, shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

     Section 12.02 Authorization of Agent with Respect to the Loan Documents.

     (a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Loan Documents to any Affiliate of the Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Agent under and with respect to the applicable Loan Document.

     (b) The Agent shall administer the Loans described herein and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Agent were the sole Lender under the Loan Documents, except that:

          (i) The Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Agent in the administration of similar credit facilities for its own account.

          (ii) The Agent shall not, without the consent of the Majority Lenders, take any of the following actions:

               (A) agree to a waiver of any material requirements, covenants, or obligations of the Borrower contained herein;

               (B) agree to any amendment to or modification of any of the terms of any of the Loan Documents;

               (C) waive any Event of Default or Default Condition as set forth in the Credit Agreement;

               (D) accelerate the indebtedness described in the Credit Agreement following an Event of Default;

               (E) initiate litigation or pursue other remedies to enforce the obligations contained in any Loan Document or to collect the indebtedness described herein.

          (iii) The Agent shall not, without the consent of all of the Lenders, take any of the following actions:

               (A) extend the maturity of any payment of principal of or interest on the indebtedness described herein;

               (B) reduce any fees paid to or for the benefit of Lenders under this Credit Agreement;

               (C) reduce the rate of interest charged on the indebtedness described herein;

               (D) release any Guaranty;

               (E) waive, amend, modify or change the Conditions Precedent;

               (F) postpone any date fixed for the payment in respect of principal of, or interest on the indebtedness described herein, or any fees hereunder;

               (G) modify the definition of Majority Lenders; or

               (H) modify this Section 12.02(b)(ii) or (iii).

          (c) The Agent, upon its receipt of actual notice thereof, shall notify the Lenders of: (i) each proposed action that would require the consent of the Lenders as set forth herein, or (ii) any action proposed to be taken by the Agent in the administration of the Loans and Loan Documents not in the ordinary course of business; provided that any failure of the Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Agent to the Lenders except for the Agent's gross negligence or willful misconduct.

          (d) The Lenders agree that the Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

          (e) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Majority Lenders or all of the Lenders is required or requested by Agent, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after Agent sends such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Agent.

     Section 12.03 Agent's Duties Limited; No Fiduciary Duty. The Lenders agree that the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

     Section 12.04 No Reliance on the Agent. (A) EACH LENDER REPRESENTS AND WARRANTS TO THE AGENT AND THE OTHER LENDERS THAT INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT, EACH LENDER, TO THE EXTENT IT DEEMS APPROPRIATE, HAS MADE AND SHALL CONTINUE TO MAKE (I) ITS OWN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS AND ANY SUBSIDIARY IN CONNECTION WITH THE TAKING OR NOT TAKING OF ANY ACTION IN CONNECTION HEREWITH, AND (II) ITS OWN APPRAISAL OF THE CREDITWORTHINESS OF THE BORROWER, THE GUARANTORS AND ANY SUBSIDIARY, AND, EACH LENDER FURTHER AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE AGENT SHALL HAVE NO DUTY OR RESPONSIBILITY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO PROVIDE ANY LENDER WITH ANY CREDIT OR OTHER INFORMATION WITH RESPECT THERETO, WHETHER COMING INTO ITS POSSESSION BEFORE THE MAKING OF THE LOANS OR AT ANY TIME OR TIMES THEREAFTER. AS LONG AS ANY OF THE LOANS ARE OUTSTANDING AND/OR ANY AMOUNT IS AVAILABLE TO BE REQUESTED OR BORROWED HEREUNDER, OR THIS AGREEMENT AND THE LOAN DOCUMENTS HAVE NOT BEEN CANCELLED AND TERMINATED, EACH LENDER SHALL CONTINUE TO MAKE ITS OWN INDEPENDENT EVALUATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS AND THE SUBSIDIARIES.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Swing Line Note, the Foreign Currency Notes, the Guaranties, the Negative Pledge, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors and any Subsidiary, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Foreign Currency Notes, the Swing Line Note, the Guaranties, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors and any Subsidiary, or the existence or possible existence of any Default Condition or Event of Default.

     Section 12.05 Certain Rights of Agent. The Lenders agree that if the Agent shall request instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).

     Section 12.06 Reliance by Agent. The Lenders agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 12.07 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, ratably according to their respective Pro Rata Share, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations and indemnifications arising under this Section 12.07 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection with the Letters of Credit and expiration of the Letters of Credit.

     Section 12.08 The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loan made by it and the Revolving Credit Note issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Majority Lenders," "holders of Revolving Credit Notes," "holders of Foreign Currency Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent also may exercise the rights and remedies of the Swing Line Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Subsidiary of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 12.09 Holders of Notes. The Agent and the Borrower may deem and treat the payee of any Revolving Credit Notes and any Foreign Currency Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the Borrower. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note.

     Section 12.10 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders; provided, however, the Agent may not resign or be removed until (i) a successor Agent has been appointed and shall have accepted such appointment, (ii) the successor Agent has assumed all responsibility for issuance of the Letters of Credit and the successor Agent has assumed in the place and stead of the Agent all existing liability under outstanding Letters of Credit, and (iii) the successor Agent has assumed in the place and stead of the Agent all liability and responsibility of the Swing Line Lender, including the purchase by the successor Agent from the Agent of the Swing Line Lender's position in the Swing Line Note. The transactions described in the immediately preceding sentence shall be accomplished pursuant to written agreements reasonably satisfactory to the Agent and the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (with the consent of Borrower, which will not be unreasonably withheld), which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

     (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     Section 12.11 Notice of Default or Event of Default. In the event that the Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default Condition or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Agent to Lenders, the Majority Lenders (or all of the Lenders if required hereunder) shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default Condition or Event of Default within five (5) Business Days after their receipt of the notice of any Default Condition or Event of Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default Condition or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article VIII hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

     Section 12.12 Benefit of Agreement.

     (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender, provided that no such action shall increase the cost of the Loans to the Borrower.

     (b) Each Lender may assign a pro rata portion of its interests, rights and obligations under this Agreement, including all or a portion of any of its Revolving Credit Loan Commitment (including without limitation its commitment to participate in Letters of Credit) and its Foreign Currency Commitment, to any Eligible Assignee; provided, however, that (i) the amount of the Revolving Credit Loan Commitment of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $10,000,000 or greater integral multiples thereof; (ii) the assignment of the Revolving Credit Loan Commitment shall also assign Lender's same pro rata interest in the Foreign Currency Commitment; and
(iii) the parties to each such assignment shall execute and deliver to the Agent and the Borrower an Assignment and Acceptance, together with a Revolving Credit Note(s) and a Foreign Currency Note(s), subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee payable to Agent of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Revolving Credit Loan Commitment of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder, and no such minimum amount shall be required in the case of an assignment by an assigning Lender to an affiliate bank of such assigning Lender (provided that such affiliate bank is a United States national bank or a state banking institution of any state in the United States). Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Credit Note(s) and Foreign Currency Note(s), new Revolving Credit Note(s) and Foreign Currency Note(s) to the order of the Eligible Assignee in a principal amount equal to the applicable Revolving Credit Loan Commitment and Foreign Currency Commitment assumed by it pursuant to such Assignment and Acceptance, as well as a new Revolving Credit Note(s) (or Foreign Currency Note(s) to the assigning Lender in the amount of its retained Revolving Credit Loan Commitment and Foreign Currency Commitment. Such new Revolving Credit Note(s) and Foreign Currency Note(s) to the Eligible Assignee and to the assigning Lender shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note(s) and Foreign Currency Note(s), shall be dated the date of the surrendered Revolving Credit Note(s) and Foreign Currency Note(s) that they replace, and shall otherwise be in substantially the form attached hereto as respective Exhibits A and B, as applicable.

     (c) No assignment of all or any portion of this Agreement by any Lender shall be permitted without compliance with the provisions of Section 12.12(b) hereof, or if such assignment would violate any applicable securities law. In connection with its execution and delivery hereof each Lender represents that it is acquiring its interest herein for its own account for investment purposes and not with a view to further distribution thereof, and shall require any proposed assignee to furnish similar representations to the Agent and the Borrower.

     (d) Each Lender may, without the consent of Borrower or the Agent but subject to the provisions of Section 2.07, sell participations in its respective Revolving Credit Loan Commitment (including the Letter of Credit) and Foreign Currency Commitment to such Lender's Affiliate(s), but sales of participations to Persons other than such Lender's Affiliates shall be made only with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and in all events subject to said Section. Provided, however, that (i) no Lender may sell a participation in its aggregate Revolving Credit Loan Commitment (including the Letter of Credit) and Foreign Currency Commitment (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of at least fifty percent (50%) of such commitments (except that no such limitation shall be applicable to any such participation sold at any time there exists an Event of Default hereunder), (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations as provided in this Agreement and the other Loan Documents. Each Lender shall promptly notify in writing the Agent of any sale of a participation hereunder.

     (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 12.12, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any Subsidiary, furnished to such Lender by or on behalf of Borrower. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information and agree to maintain the confidentiality thereof as described herein, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, and such representatives, shall further agree to return to Borrower all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information.

     (f) Any Lender may at any time assign all or any portion of its rights in this Agreement, the Revolving Credit Notes, the Foreign Currency Notes and other instruments described herein issued to it to a Federal Reserve Bank; provided that no such assignment shall release the assigning Lender from any of its obligations hereunder.

     Section 12.13 Removal of Lender. In the event that any Lender (the "Specified Lender") (a) fails to perform its obligation to fund any portion of the Loan when required to do so by the terms of this Agreement or excused only by Section 2.17, (b) demands payment in respect of increased costs pursuant to Section 2.18 in an amount the Borrower reasonably deems materially in excess of the amounts in respect thereof demanded by the other Lenders, or (c) refuses to consent to a proposed amendment, modification, consent or other action requiring unanimity among the Lenders under the terms of this Agreement, as to which the Majority Lenders have given such consent, then, so long as no Event of Default or Default Condition exists, the Borrower shall have the right to seek a replacement Lender which is reasonably satisfactory to the Agent (a "Replacement Lender"). The Replacement Lender shall purchase the interest of the Specified Lender in the Loan and shall assume the obligations of the Specified Lender hereunder upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Specified Lender of a purchase price agreed by it and the Specified Lender (or, if they are unable to agree, a purchase price equal to the amount of the Specified Lender's Pro Rata Share of the Loan and all other amounts then owed by the Borrower to the Specified Lender). Upon consummation of such assignment, the Replacement Lender shall become a party to this Agreement as a signatory hereto and shall have all of the rights and obligations of the Specified Lender under this Agreement and under the other Loan Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Borrower, the Agent and the Specified Lender shall make appropriate arrangements so that a new Revolving Credit Note is issued to the Replacement Lender. The Borrower and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender or the Agent to enable the Replacement Lender to share in the rights created by this Agreement and the other Loan Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.13, the Company shall continue to pay to or for the benefit of the Specified Lender all amounts which it is required to pay pursuant to this Agreement and the other Loan Documents, as they become due and payable.

     Article XIII. Guarantors.

     Section 13.01 Guarantors. The obligations of the Borrower under the Loan Documents shall be guaranteed jointly and severally by each of the Guarantors pursuant to the Guaranties.

     ENTERED INTO the date first above written.

                                    BORROWER:

                                    SOFAMOR DANEK GROUP, INC.


                                    By: /s/ J. Mark Merrill
                                        ------------------------------------
                                    Title: Vice President and Treasurer
                                           ---------------------------------

                                     AGENT:

                                     SUNTRUST BANK, NASHVILLE, N.A., Agent


                                     By:  /s/ Bryan W. Ford
                                        -----------------------------------
                                     Title: Vice President
                                            -------------------------------

                                     LENDERS:

                                     SUNTRUST BANK, NASHVILLE, N.A.


                                     By: /s/ Bryan W. Ford
                                        ------------------------------------
                                     Title:  Vice President
                                             -------------------------------

                                     Address: P.O. Box 305110
                                              201 Fourth Avenue North
                                              Nashville, Tennessee 37219

                                     Pro Rata Share: 100%

                                    EXHIBIT A


                          Form of Revolving Credit Note


                              REVOLVING CREDIT NOTE


Nashville, Tennessee                                             $80,000,000.00
July ____, 1997


     FOR VALUE RECEIVED, SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Borrower") promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A. ("Lender") at the offices of SunTrust Bank, Nashville, N.A., as agent (the "Agent"), in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Eighty Million and no/100 Dollars ($80,000,000.00), or so much thereof as may be advanced from time to time by Lender, together with interest on the principal balance outstanding from time to time hereon, from the date of each Advance through the Maturity Date. Interest for each year shall be computed in accordance with the Credit Agreement (as defined below).

     This Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, that certain Credit Agreement of even date herewith among Borrower, the Agent, the Lender, and the other lenders from time to time parties thereto (such credit agreement, as it may be amended, modified, extended and/or renewed from time to time, including without limitation all restatements thereof, replacements therefor and changes in form thereto, being collectively referred to herein as the "Credit Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

     Interest shall accrue on all amounts outstanding under this Note at the Applicable Rate(s) elected by Borrower in accordance with the Credit Agreement. Borrower promises to pay interest on the outstanding principal amount of each Advance hereunder, at such interest rates, payable at such times, and computed in such manner, as in accordance with the terms of the Credit Agreement and the terms hereof.

     As long as no Default Condition or Event of Default has occurred, Borrower may borrow, repay, reborrow and repay hereunder until the Maturity Date; provided, however, that at no time shall the principal amount outstanding hereunder exceed the applicable Maximum Total Amount under the Credit Agreement. If any such excess occurs, Borrower shall immediately pay to Agent for the benefit of the Lender or the Lenders, as the case may be, all principal outstanding hereunder in excess of the applicable Maximum Total Amount plus all accrued interest, fees and charges as required by the Credit Agreement.

     The terms and conditions of any prepayment of this Note shall be governed by the Credit Agreement.

     The terms and conditions in connection with requesting an Advance by Borrower and for making any Advances by Lender hereunder shall be governed by the applicable provisions of the Credit Agreement.

     This Note shall be repaid as follows:

          (a) From the date hereof through the Maturity Date, Borrower shall pay to Lender accrued interest under this Note, as follows:

               (i) interest on all Advances bearing interest at the Base Rate Option, shall be paid in arrears by Borrower to Lender on the first Business Day of each calendar month;

               (ii) interest on all Advances bearing interest at the LIBOR Option with a one-month Interest Period shall be paid at the end of the applicable Interest Period;

               (iii) interest on all Advances bearing interest at the LIBOR Option with a two-month Interest Period shall be paid by Borrower to Lender at the end of the applicable Interest Period;

               (iv) interest on all Advances bearing interest at the LIBOR Option with a three-month Interest Period shall be paid by Borrower to Lender at the end of the applicable Interest Period; and

               (v) interest on all Advances bearing interest at the LIBOR Option with a six-month Interest Period shall be paid by Borrower to Lender ninety (90) days after such Advance and at the end of the applicable Interest Period.

          (b) This Note shall mature on July ___, 2000 (the "Maturity Date"), at which time all outstanding principal, accrued interest, and all unpaid fees or charges hereunder (if any) will be immediately due and payable.

          (c) Any other fees or other charges due under the Credit Agreement shall be payable as set forth therein, and if no payment date is specified in the Credit Agreement, such fees and/or charges shall be payable on demand.

     Notwithstanding any provision to the contrary, it is the intent of Lender, Borrower and all parties liable on this Note, that neither Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

     In the event that there occurs any Event of Default under the Credit Agreement (any such event constituting an Event of Default under this Note), then, in such event, at the option of the Majority Lenders or automatically in the case of Events of Default under Sections 8.01(e) and 8.01(f) of the Credit Agreement, as evidenced by notice from the Agent, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without further notice, as the holder may elect regardless of the date of maturity. The Majority Lenders, evidenced by notice from the Agent, may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

     Following the occurrence of an Event of Default, principal and unpaid interest bear interest at the Default Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Borrower, has executed this Revolving Credit Note as of the day and date first set forth above.


                                     SOFAMOR DANEK GROUP, INC.


                                     By:
                                        ------------------------------------

                                     Title:
                                           ---------------------------------

                                    EXHIBIT B


                          Form of Foreign Currency Note


                              FOREIGN CURRENCY NOTE


Nashville, Tennessee                                              $15,000,000.00
July ____, 1997


     FOR VALUE RECEIVED, SOFAMOR DANEK GROUP, INC., an Indiana corporation (the "Borrower") promises and agrees to pay to the order of SUNTRUST BANK, NASHVILLE, N.A. ("Lender") at the offices of SunTrust Bank, Nashville, N.A., as agent (the "Agent"), in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in Foreign Currencies, the U.S. Dollar Equivalent equal to the principal sum of Fifteen Million and no/100 Dollars ($15,000,000.00), or so much thereof as may be advanced from time to time by Lender, together with interest at the Foreign Currency Rate on the principal balance outstanding from time to time hereon, from the date of each Advance through the Maturity Date. Interest for each year shall be computed based upon a 360-day year for the actual number of days elapsed.

     This Note is issued pursuant to, and is one of the Foreign Currency Notes referred to in, that certain Credit Agreement of even date herewith among Borrower, the Agent, the Lender, and the other lenders from time to time parties thereto (such credit agreement, as it may be amended, modified, extended and/or renewed from time to time, including without limitation all restatements thereof, replacements therefor and changes in form thereto, being collectively referred to herein as the "Credit Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

     Interest shall accrue on all amounts outstanding under this Note at the applicable Foreign Currency Rates of interest elected by Borrower in accordance with the Credit Agreement. Borrower promises to pay interest on the outstanding principal amount of each Advance hereunder, at such interest rates, payable at such times, and computed in such manner, as in accordance with the terms of the Credit Agreement and the terms hereof.

     As long as no Default Condition or Event of Default has occurred, Borrower may borrow, repay, reborrow and repay hereunder until the Maturity Date; provided, however, that at no time shall the U.S. Dollar Equivalent outstanding hereunder exceed the Maximum Total Amount. If any such excess occurs, Borrower shall immediately pay to Agent for the benefit of the Lender or the Lenders, as the case may be, all principal outstanding hereunder in excess of the applicable Maximum Total Amount, plus all accrued interest, fees and charges as required by the Credit Agreement.

     The terms and conditions of any prepayment of this Note shall be governed by the Credit Agreement.

     The terms and conditions in connection with requesting an Advance by Borrower and for making any Advances by Lender hereunder shall be governed by the applicable provisions of the Credit Agreement.

     From the date hereof through the Maturity Date, Borrower shall pay to Lender accrued interest under this Note at the end of each applicable Interest Period. Any other fees or charges due under the Credit Agreement shall be payable as set forth therein, and if no payment date is specified in the Credit Agreement, such fees and/or charges shall be payable on demand.

     This Note shall mature on July ___, 2000 (the "Maturity Date"), at which time all outstanding principal, accrued interest, and all unpaid fees or charges hereunder (if any) will be immediately due and payable.

     Notwithstanding any provision to the contrary, it is the intent of Lender, Borrower and all parties liable on this Note, that neither Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

     In the event that there occurs any Event of Default under the Credit Agreement (any such event constituting an Event of Default under this Note), then, in such event, at the option of the Majority Lenders or automatically in the case of Events of Default under Sections 8.01(e) and 8.01(f) of the Credit Agreement, as evidenced by notice from the Agent, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without further notice, as the holder may elect regardless of the date of maturity. The Majority Lenders, evidenced by notice from the Agent, may waive any Event of Default before or after the same has been declared and restore this

Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

     Following the occurrence of an Event of Default, principal and unpaid interest bear interest at the Default Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Borrower, has executed this Revolving Credit Note as of the day and date first set forth above.


                                     SOFAMOR DANEK GROUP, INC.


                                     By:
                                        ----------------------------------

                                     Title:
                                           -------------------------------

                                    EXHIBIT C


                             Form of Swing Line Note


                        SWING LINE REVOLVING CREDIT NOTE


Nashville, Tennessee                                               $5,000,000.00
July ____, 1997

     For value received, the undersigned, SOFAMOR DANEK GROUP, INC., (the "Borrower"), promises to pay on the Maturity Date to the order of SUNTRUST BANK, NASHVILLE, N.A., a national banking association ("Swing Line Lender") at its principal office in Nashville, Tennessee, or at such other place as Swing Line Lender may designate in writing, the principal sum of up to Five Million Dollars ($5,000,000) in lawful money of the United States of America, or, if less, so much thereof as may be from time to time advanced by Swing Line Lender to the Borrower hereunder and remain outstanding, together with interest on the unpaid principal balance outstanding from time to time hereon computed from the date of each Advance until the Maturity Date (hereafter defined) at the Swing Line Rate. Interest for each year shall be computed based upon a 360-day year of actual days elapsed.

     This Swing Line Note is issued pursuant to, and is the Swing Line Note referred to in, that certain Credit Agreement of even date herewith by and between Borrower, Swing Line Lender, the other lenders set forth on the signature pages thereof and SunTrust Bank, Nashville, N.A., as Agent (as it may be amended, restated and/or modified from time to time, the "Credit Agreement"). This Swing Line Note, and all Advances hereunder, and repayment hereof, are subject to the terms and provisions of the Credit Agreement. Any term not otherwise defined in this Swing Line Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

     Subject to the terms, limitations, and conditions of this Swing Line Note and the Credit Agreement, the Borrower shall be entitled to borrow, repay, and reborrow hereunder. On any Business Day on or prior to the Maturity Date, Borrower may request an Advance pursuant to this Swing Line Note by a communication received by Swing Line Lender not later than 11:00 a.m. o'clock (Nashville, Tennessee time).

     The Borrower shall repay in full the principal amount of any Advance made hereunder within thirty (30) days subsequent to the date of such Advance. In addition to the principal payment required hereunder, commencing on August 1, 1997 and on the first Business Day of each consecutive month thereafter, the Borrower shall pay to the Swing Line Lender an amount equal to all then accrued interest. On July ____, 2000 (the "Maturity Date") the Borrower shall pay to Swing Line Lender an amount equal to all outstanding principal, plus all accrued interest.

     This Swing Line Note is a revolving credit note and it is contemplated that by reason of payments hereon, there may be times when no indebtedness is owing hereunder. Notwithstanding such occurrence, this Swing Line Note shall remain valid and in full force and effect as to each Advance made hereunder. This Swing Line Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, plus interest thereon, whether or not the full face amount hereof is advanced.

     All parties now or hereafter liable with respect to this Swing Line Note, whether the Borrower or any Guarantor, endorser or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest. No delay or omission on the part of Swing Line Lender, or any holder hereof, in exercising its rights under this Swing Line Note shall operate as a waiver of such rights or any other right of the Swing Line Lender, or of any holder hereof of any such right or rights on any occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     Swing Line Lender may, but shall not be required to, apply to the payment of any Advance hereunder, on or after the maturity of such Advance, any funds or credit held by Swing Line Lender on deposit for the account of Borrower or any other party liable hereon.

     Following the occurrence of any Event of Default under the Credit Agreement (any such event being a default hereunder), then at the option of Swing Line Lender or automatically in the case of Events of Default under Sections 8.01(e) or 8.01(f) under the Credit Agreement, all unpaid amounts advanced hereunder and interest thereon may be accelerated and become due in accordance with the Credit Agreement regardless of the due date of any Advance made hereunder. Swing Line Lender may waive any default before or after the same has been declared and restore this Swing Line Note to full force and effect without impairing any of Swing Line Lender's rights hereunder, such right of waiver being a continuing one.

     Borrower shall have no right to assign any rights or obligations under this Swing Line Note without the written consent of Swing Line Lender.

     Following the occurrence of an Event of Default, principal and unpaid interest shall bear interest at the rate that is equal to the Default Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Swing Line Note and/or any of Swing Line Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Swing Line Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Swing Line Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Swing Line Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Swing Line Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Swing Line Note, or may release from liability on account of this Swing Line Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Swing Line Note, or of any who may become liable for the payment thereof.

     This Swing Line Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     This Swing Line Note may not be changed or terminated without the prior written approval of Swing Line Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Borrower, has executed this Swing Line Note as of the day and date first set forth above.


                                     SOFAMOR DANEK GROUP, INC.


                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                    EXHIBIT D


                        Form of Application and Agreement
                       for Issuance of a Letter of Credit

                                    EXHIBIT E


                           Forms of Borrowing Request


                          EXHIBIT E TO CREDIT AGREEMENT

                REVOLVING CREDIT, FOREIGN CURRENCY OR SWING LINE
                             LOAN BORROWING REQUEST


     VIA FAX (   )
     ATTN:
     SunTrust Bank, Nashville, N.A.
     201 Fourth Avenue North
     P.O. Box 305110
     Nashville, Tennessee 37230-5110

                                  Date: ______________, ____

     Re: Credit Agreement dated July __, 1997 by and among SOFAMOR DANEK GROUP, INC. (the "Borrower"), the lenders listed therein and SunTrust Bank, Nashville, N.A., as agent (as may be amended from time to time, the "Credit Agreement")

     This Borrowing Request is made by the Borrower pursuant to Section 2.05 of the Credit Agreement. Capitalized terms not otherwise defined in this Borrowing Request have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit Borrowing Requests to the Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 2.05 of the Credit Agreement, a borrowing under the Revolving Credit Loan facility, the Foreign Currency Loan facility and/or the Swing Line Loan facility described in the Credit Agreement (the "Proposed Borrowing"), and (iii) the amount of the Proposed Borrowing is available to the Borrower pursuant to the Credit Agreement. The information below is true and correct as of the date of this Borrowing Request:

====================================================================================================
                                 REVOLVING             FOREIGN CURRENCY              SWING LINE
                              CREDIT FACILITY             FACILITY                    FACILITY

AMOUNT OF PROPOSED
ADVANCE
----------------------------------------------------------------------------------------------------
DATE OF ADVANCE
----------------------------------------------------------------------------------------------------
APPLICABLE RATE
----------------------------------------------------------------------------------------------------
FOR LIBOR
OPTION/INTEREST PERIOD
----------------------------------------------------------------------------------------------------
TYPE OF CURRENCY
====================================================================================================

            EXISTING REVOLVING CREDIT LOAN TO BE CONTINUED/CONVERTED

                                                                        Amount

1.       REVOLVING CREDIT LOAN - EXPIRING
                                           ---------                   ---------

2.       DATE OF CONTINUED/CONVERTED REVOLVING CREDIT BORROWING:

             ------------------

3.       DESIGNATION OF INTEREST OPTION FOR CONTINUED/CONVERTED
         BORROWING:

                  Base Rate Loan -  $____________
                  LIBOR Loan     -  $____________

4.       (a)     INTEREST PERIOD for LIBOR OPTION CONTINUED/CONVERTED BORROWING:
                 ________________________

             V. EXISTING FOREIGN CURRENCY TO BE CONTINUED/CONVERTED

1.       FOREIGN CURRENCY LOAN EXPIRING                            ____________

2.       DATE OF CONTINUED
          FOREIGN CURRENCY BORROWING                             ______________

3.       AMOUNT OF FOREIGN CURRENCY BORROWING
          CONTINUED                                        ____________________

                                VI. ALL ADVANCES

         Borrowing Requests using the LIBOR Option and at the Foreign Currency Rate must be given three (3) Business Days (and in the case of a Foreign Currency Loan, three (3) Foreign Currency Days) prior to the proposed Borrowing. All Borrowing Requests received after 11:00 A.M. shall be deemed received on the next Business Day. Borrowing Requests must be given prior to 11:00 a.m. (local time for Agent) on the day of the Proposed Borrowing for Base Rate Loans and Swing Line Loans.

         (a) DEPOSIT PROCEEDS OF BORROWING INTO THE FUNDING ACCOUNT MAINTAINED WITH AGENT:_______________
                  (CHECK BLANK)

         OR

         (b)      WIRE TRANSFER PROCEEDS OF BORROWING ACCORDING TO THE FOLLOWING
                  INSTRUCTIONS:

                  ABA No.__________________________________________________
                  Account No.______________________________________________
                  Name of Bank:____________________________________________
                  Customer Reference:______________________________________
                  Other Information:_______________________________________
                  _________________________________________________________

     In connection with the Proposed Borrowing the undersigned represents on the date hereof and on the date of the Proposed Borrowing (a) it has not obtained knowledge that there exists any Event of Default or Default Condition and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in accordance with Section 2.05(f) of the Credit Agreement.

                                     Very truly yours,

                                     SOFAMOR DANEK GROUP, INC.


                                     By:________________________________

                                     Title:_____________________________

                                    EXHIBIT F


                                Form of Guaranty


                                    GUARANTY

     THIS GUARANTY ("Guaranty") is executed this ______ day of July, 1997 by _________________________, a [corporation] ("Guarantor"), in favor of SUNTRUST BANK, NASHVILLE, N.A., as Agent for the Lenders defined below (the "Agent").

     A. To induce Lender to extend credit to SOFAMOR DANEK GROUP, INC. ("Borrower") under that certain Credit Agreement executed by and among the Agent, the Borrower and the Lenders listed or referred to therein (the "Lenders") dated July ___, 1997 (as such credit agreement may be amended or restated from time to time, the "Credit Agreement") and certain instruments, agreements and documents executed or delivered in connection therewith (as defined in the Credit Agreement, the "Loan Documents"), the Agent previously required that Guarantor unconditionally guarantee the obligations of Borrower under the Credit Agreement and the Loan Documents.

     NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

     SECTION 1. DEFINED TERMS. Terms not defined in this Guaranty shall have the meanings ascribed to such terms in the Credit Agreement.

     SECTION 2. INDEBTEDNESS DEFINED. The term "Indebtedness," as used herein, shall mean any and all indebtedness, obligations and amounts of any kind and character whatsoever owed by Borrower to Agent and/or Lenders at any time and from time to time, whether now existing or later arising, including without limitation all obligations and indebtedness evidenced by the Revolving Credit Notes, the Foreign Currency Notes, any Letters of Credit and the Swing Line Note executed by Borrower (or issued on behalf of Borrower with respect to Letters of Credit) to Lenders pursuant to the Credit Agreement, together with any and all extensions, renewals, amendments, modifications, restatements, replacements and substitutions therefor (collectively, the "Notes"), the Credit Agreement and/or the other Loan Documents, and any fees, expenses, and/or costs (including without limitation attorneys' fees) incurred by Agent or Lenders in collecting any of such indebtedness, whether from Borrower, Guarantor, or from any other guarantor or other person or entity at any time liable for any of the Indebtedness (an "Obligor") or any of the properties, rights or assets (if any) securing the Indebtedness at any time, whether owned by Borrower, Guarantor, any Obligor or any other person or entity (the "Collateral"), or in protecting any of Agent's or Lenders' rights with respect to such indebtedness, Borrower, Guarantor, any Obligor or any Collateral.

     SECTION 3. GUARANTY OF PAYMENT. Guarantor hereby unconditionally and irrevocably guarantees the timely payment and performance of the Indebtedness as and when due. This Guaranty shall remain in full force and effect until full and final payment, discharge and termination of the Indebtedness.

     SECTION 4. GUARANTY UNCONDITIONAL. Guarantor's guaranty of the Indebtedness is continuing, absolute and unconditional. Without limiting the foregoing, the validity of this Guaranty and Guarantor's obligations hereunder shall not be impaired by any event, including without limitation any of the following, whether or not Guarantor has any notice thereof: (a) the invalidity or unenforceability of any agreement or instrument evidencing or relating to the Indebtedness; (b) any present or future law, order or regulation of any governmental authority purporting to reduce or affect the Indebtedness or any person or entity liable for the Indebtedness or any Collateral; (c) any claim of immunity, defense, set-off or counterclaim (other than full and final payment of the Indebtedness) on behalf of any person or entity; (d) any change in the time, place or manner of payment or performance, or any release, waiver, compromise, settlement, increase, decrease, extension, renewal, acceleration, impairment or termination (voluntary or otherwise) with respect to any or all of the Indebtedness; (e) any release, addition, exchange, waiver, indulgence, compromise, or settlement with respect to the Borrower, any Obligor or any Collateral, or any failure to take, perfect or protect any lien or interest intended as Collateral; (f) any modification, amendment, restatement or replacement (in whole or in part) of any agreements or instruments evidencing, comprising, securing, guarantying or otherwise relating to, executed or delivered in connection with the Indebtedness; (g) any failure by Agent or the Lenders to exercise diligence in the collection of the Indebtedness or any action, omission or delay on the part of the Agent or the Lender or any other person or entity to assert or enforce any claim, demand, right, power or remedy referred to, conferred in or arising under this Guaranty or any of the other agreements evidencing or relating to the Indebtedness; (h) the failure of any other person or entity to guarantee or grant a lien or security interest as collateral for any or all of the Indebtedness; (i) the voluntary or involuntary liquidation, sale, cessation of business, marshalling of assets, receivership, or financial decline of Borrower, or any insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or other similar proceedings affecting the Borrower or its assets; (j) the merger, consolidation or dissolution of Borrower or a change in Borrower's form, business, operations or management; and/or (k) the absence of any notice to Guarantor of any default or breach under this Guaranty or in connection with the Indebtedness, any acceleration of any of the Indebtedness, the foreclosure or sale of any Collateral.

     SECTION 5. PRIMARY LIABILITY. This Guaranty constitutes a guarantee of payment and performance and not of collection. Agent and/or Lenders may enforce this Guaranty against Guarantor without first making demand on Borrower or any other person or entity, or taking action against any Collateral, or instituting collection proceedings upon the Indebtedness. Guarantor's liability for the Indebtedness is primary, not secondary, and is joint and several with all Obligors. Guarantor shall not be entitled to satisfy this Guaranty by contributing ratably with any Obligor or otherwise paying less than the entire unpaid Indebtedness. If any event occurs that would allow Agent and/or the Lenders to accelerate any or all of the Indebtedness, but such acceleration as to Borrower is prevented by law or otherwise, Guarantor agrees that for purposes of this Guaranty the Indebtedness shall be deemed accelerated, and Guarantor shall make payment on demand to Agent as required hereunder.

     SECTION 6. RECOVERY OF AVOIDED PAYMENTS. If any amount applied by Agent and the Lenders to the Indebtedness is subsequently challenged by a bankruptcy trustee or debtor-in-possession as an avoidable transfer on the grounds that the payment constituted a preferential payment or a fraudulent conveyance under state law or the Bankruptcy Code or any successor statute thereto or on any other grounds, the Agent and/or the Lenders may, at their option and in their sole discretion, elect whether and to what extent to contest such challenge. If the Agent and/or the Lenders contest the avoidance action, all costs of the proceeding, including the Agent's and/or the Lenders' attorneys' fees, will become part of the Indebtedness. If any of the contested amounts are successfully avoided (whether through settlement or otherwise), the avoided amount will become part of the Indebtedness hereunder. If the Agent and the Lenders elect not to contest the avoidance action, the Agent and the Lenders may tender the amount subject to the avoidance action to the bankruptcy court, trustee or debtor-in-possession and the amount so advanced shall become part of the Indebtedness hereunder. Guarantor's obligation to reimburse the Agent and the Lenders for amounts due under this Section shall survive the purported cancellation hereof.

     SECTION 7. WAIVERS; SUBORDINATION. Guarantor hereby knowingly, willingly, and irrevocably waives the following rights, defenses and benefits of law or equity with respect to this Guaranty and the Indebtedness: (a) acceptance of this Guaranty, presentment, protest, demand, notice and proof of reliance on this Guaranty, and the filing of claims with a court in the event of bankruptcy of Borrower or any Obligor; (b) any right to require Lender to marshal assets or proceed first against Borrower, the Collateral or any Obligor (including any and all rights under T.C.A ss. 47-12-101 or any similar statute) and any counterclaim, setoff or recoupment; (c) any claim or defense based on principles of suretyship or impairment of collateral, impairment of recourse or requirement of diligence on the part of Lender in collecting the Indebtedness or in taking, perfecting, protecting or proceeding against the Collateral; (d) any right of notice or consent, including without limitation notice of or consent to (i) any release, addition, exchange, sale, waiver, indulgence, compromise, settlement, increase, decrease, extension, renewal, acceleration, impairment, or termination of or with respect to the Indebtedness, any Collateral or any Obligor; (ii) any of the other events or circumstances set forth in Section 4 of this Guaranty;
(iii) action taken, omission or determination not to act by the Agent or the Lenders, Borrower or any Obligor with respect to the Indebtedness; (iv) dishonor, default and all other notices that may be required of the Agent or the Lenders in connection with the Indebtedness; and (v) to the extent permitted by applicable law, notice of foreclosure or disposition of any Collateral. Guarantor hereby subordinates any present or hereafter-acquired subrogation or reimbursement rights arising hereunder and/or under any other document or instrument or at law or in equity against Borrower, Borrower's Property, or any Collateral, and Guarantor shall not assert any such rights until the Indebtedness has been paid in full.

     SECTION 8. GUARANTOR'S REPRESENTATIONS. Guarantor represents that (a) it is a [corporation] duly organized, legally existing, and in good standing under the laws of __________________________________________; (b) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary [corporate] action on the part of

Guarantor and will not violate any provisions of the [charter] or bylaws of Guarantor; (c) this Guaranty is valid and binding according to its terms, subject to no defense, counterclaim, set-off or objection of any kind, except, the effect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; (d) Guarantor's execution and performance of this Guaranty do not require the consent of or the giving of notice to any other person or entity; and (e) Guarantor is not in default in any respect that affects its business, properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other contract to which Guarantor is a party or by which Guarantor or any of its properties are bound, and the execution and performance of this Guaranty will not cause any such violation or default or any lien on any of Guarantor's properties.

     SECTION 9. GUARANTOR'S COVENANTS. For so long as any Indebtedness remains unpaid, Guarantor covenants that it will (a) not transfer, sell, encumber or dispose of any material portion of its assets, or make any sale, conveyance or assignment of any material assets except pursuant to an arms-length transaction in which Guarantor receives reasonably equivalent to the value of the asset transferred; (b) notify Agent immediately of any material changes in Guarantor's financial condition; and (c) submit financial statements to Agent as described in the Credit Agreement, and such additional financial information as Agent may from time to time request.

     SECTION 10. MAINTENANCE OF EXISTENCE. The Guarantor will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than the Borrower or a Subsidiary of the Borrower) to consolidate with or merge into it unless (a) the surviving, resulting or transferee legal entity (i) has a net worth immediately after such consolidation or merger at least equal to that of the Guarantor immediately prior to such consolidation or merger, and (ii) (if not the Guarantor) assumes in writing all the obligations of the Guarantor under this Agreement, and (b) the Guarantor or such surviving entity is not, immediately after such merger, consolidation or transfer, in default in any material respect under this Agreement.

     SECTION 11. OPINIONS AND CERTIFICATES. Upon Lender's request, Guarantor shall provide to Agent such opinions of counsel and certificates of officers as Agent may reasonably request in connection with the execution and delivery of this Guaranty, with respect to the authorization, due execution, and validity of this Guaranty and the other representations made herein by Guarantor, all in form and substance satisfactory to Lender.

     SECTION 12. NO FIDUCIARY RELATIONSHIP; NO THIRD PARTY BENEFICIARIES. This Guaranty has been executed for the sole benefit of the Agent and the Lenders as an inducement to extend credit to Borrower, and no third party is authorized to rely upon the Agent and the Lenders' rights hereunder or to rely upon an assumption that the Agent and the Lenders have exercised or will exercise their rights under any document.

     SECTION 13. SURVIVAL. All warranties, representations, and covenants made by the Guarantor herein shall be deemed to have been relied upon by the Agent and the Lenders and the holder(s) from time to time of the Indebtedness and shall survive the delivery to the Agent of this Guaranty.

     SECTION 14. ASSIGNMENT. This Guaranty shall be binding upon the successors and assigns of Guarantor, except that Guarantor shall not assign any rights or delegate any obligations arising hereunder without the prior written consent of the Agent. The Agent and the Lenders may assign and transfer this Guaranty in whole or in part to any assignee of all or part of the Indebtedness, without notice to or consent of Guarantor. Lenders' successors and assigns shall have the right to rely upon this Guaranty in the same manner and with the same force and effect as if such successor or assign were originally named as Agent and/or Lender.

     SECTION 15. NOTICES. All notices, requests, demands, directions and other communications (collectively "notices") required under the provisions of this Guaranty shall be in writing (including communication by facsimile transmission) unless otherwise expressly permitted hereunder and shall be sent by hand, by registered or certified mail return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) when delivered by hand, or (ii) the third Business Day after being mailed, or (iii) the following Business Day if sent by overnight courier service, or (iv) when sent by facsimile, answer back received. All notices to Agent shall be addressed as follows:

     If to Agent:

     SunTrust Bank, Nashville, N.A.
     201 Fourth Avenue North
     Nashville, Tennessee 37219
     Attention:        Bryan Ford
     Telecopy:         (901) 766-7565

     All notices to Guarantor shall be addressed to Borrower as the agent and representative of Guarantor as follows:

     If to Guarantor:

     Sofamor Danek Group, Inc.
     ________________________________
     ________________________________
     ________________________________


All notices shall be sent to the applicable party at the address stated above or in accordance with the last unrevoked written direction from such party to the other party hereto.

     SECTION 16. GENERAL CONSTRUCTION; CAPTIONS. All definitions and other terms used in this Guaranty shall be equally applicable to the singular and plural forms thereof, and all references to any gender shall include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section, subsection, schedule and exhibit references are to this Guaranty unless otherwise specified. The captions in this Guaranty are for convenience only, and in no way limit or amplify the provisions hereof.

     SECTION 17. REFERENCES TO DOCUMENTS AND LAWS. All defined terms and references in this Guaranty with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. All references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

     SECTION 18. CUMULATIVE REMEDIES. The remedies provided the Agent and the Lenders in this Guaranty are not exclusive of any other remedies that may be available to Lender under any other document or at law or equity.

     SECTION 19. COSTS AND EXPENSES. Guarantor agrees to pay all costs and expenses, including, without limitation, attorneys' fees and compensation for time spent by the Agent and the Lenders' employees or consultants, that Agent or Lender may incur in enforcing the terms of this Guaranty against Guarantor, in protecting the Agent and the Lenders' rights hereunder, or in amending or modifying any of the terms hereof.

     SECTION 20. APPLICABLE LAW. The validity, construction and enforcement of this Guaranty and all other documents executed with respect to the Indebtedness shall be determined according to the internal laws of Tennessee.

     SECTION 21. SEVERABILITY. Should any provision of this Guaranty be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

     SECTION 22. JURISDICTION; VENUE; SERVICE OF PROCESS. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS GUARANTY, ANY OF THE INDEBTEDNESS, ANY COLLATERAL, ANY OBLIGOR, OR ANY RELATIONSHIP AMONG AGENT, LENDER AND GUARANTOR, AND AGREES NOT TO CONTEST OR CHALLENGE VENUE IN ANY SUCH COURTS. Guarantor irrevocably consents to the service of process of any such courts in any such action or proceeding by registered or certified mail, postage prepaid, return receipt requested, to Guarantor at the address listed in this Guaranty or to such other address as Guarantor may have furnished to Agent in writing, and agrees that such service shall become effective thirty (30) days after such mailing. However, nothing herein shall affect the right of Lender or Guarantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against

Agent, Lenders or Guarantor in any other jurisdiction.

     SECTION 23. JURY WAIVER. EACH OF GUARANTOR, AGENT AND LENDERS HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, ANY OF THE INDEBTEDNESS, ANY COLLATERAL, ANY OBLIGOR OR ANY RELATIONSHIP BETWEEN THE LENDER AND GUARANTOR. GUARANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     SECTION 24. WAIVER OF DAMAGES. Except to the extent prohibited by law, in any action or proceeding involving this Guaranty, any of the Indebtedness, any Collateral, any Obligor or any relationship between the Lenders, the Agent and the Guarantor, the Guarantor hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

     SECTION 25. AMENDMENT AND WAIVER IN WRITING. No provision of this Guaranty can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing. Agent's indulgence in the existence of a default with respect to the Indebtedness or under this Guaranty or any other departure from the terms of this Guaranty shall not prejudice any of the Agent's or the Lenders' rights, including without limitation the right to make demand and recover from Guarantor.

     SECTION 26. COUNTERPARTS. This Guaranty may be executed in any number of counterparts (by facsimile transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     SECTION 27. ENTIRE AGREEMENT; NO ORAL REPRESENTATIONS LIMITING ENFORCEMENT. This Guaranty represents the entire agreement between the parties concerning the liability of Guarantor for the Indebtedness, superseding any and all other agreements, promises or representations existing prior to or made simultaneously with this Guaranty. Any oral statements regarding Guarantor's liability for the Indebtedness are merged herein.

         This Guaranty is executed as of the date first written above.


                                     GUARANTOR:

                                     _____________


                                     By:___________________________________

                                     Title:________________________________


Accepted __________________, 1997 by:


                                     AGENT FOR THE LENDERS:

                                     SUNTRUST BANK, NASHVILLE, N.A.


                                     By:____________________________________

                                     Title:_________________________________

                                    EXHIBIT G


                        Form of Certificate of Compliance


                          EXHIBIT G TO CREDIT AGREEMENT

                                COMPLIANCE REPORT

This Compliance Report is being delivered to SunTrust Bank, Nashville, N.A., as Agent, pursuant to Section 5.01(c) of that certain Credit Agreement dated as of July ____, 1997 among Sofamor Danek Group, Inc. (the "Borrower"), the Lenders and SunTrust Bank, Nashville, N.A., as Agent for the Lenders (together with all amendments, modifications and supplements thereto and all restatements thereof, the "Credit Agreement"). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement. The undersigned on behalf of the Borrower, to the best of his/her knowledge, certifies that as of the last day of the most recently ended Fiscal Quarter of the Borrower dated ________________, 19_____ (the "Compliance Date"):

I.   Ratio Requirements

     A. The ratio of Borrower's Funded Debt (determined on a consolidated basis) to its EBITDA, (determined on a consolidated basis) as of the Compliance Date was _________ to ___________ calculated as follows (Reference Section 7.01(a) of the Loan Agreement):

                  (a)      Funded Debt (For the
                           Fiscal Quarter ended on
                           __________________, 19________)           __________

                  (b)      Annualized EBITDA (Commencing
                           with the Fiscal Quarter ended on
                           __________________, 19________, EBITDA is
                           calculated on a trailing 4 quarter basis)  _________

                  (c)      (a) / (b)                                  _________

          Required:         Not less than 1.5 to 1.0

     B. The ratio of Borrower's Funded Debt (determined on consolidated basis) to its Total Capitalization (determined on a consolidated basis) as of the Compliance Date was _______ to ________, calculated as follows (Reference Section 7.01(b) of the Credit Agreement):

                     (a)      Funded Debt                           __________


                     (b)      Total Capitalization                  __________


                     (c)      (a) / (b)                             __________


              Required:         Not to exceed .50 to 1.0


     II. Tangible Net Worth. Borrower's Tangible Net Worth for the Final Quarter ending ____________, 19____ is an amount equal to $________. (Reference Section 7.01(c) of the Credit Agreement).

The undersigned _________________ of Borrower executing and delivering this Compliance Report on behalf of the Borrower further certifies that he/she has no knowledge of any Event of Default or Default Condition under the Loan Agreement.

IN WITNESS WHEREOF, the Borrower, through its duly authorized officer, has executed this Compliance Report this the _____ day of ___________, 19____.


                                       SOFAMOR DANEK GROUP, INC.



                                       By:_______________________________

                                       Title:____________________________

                                    EXHIBIT H


                        Form of Negative Pledge Agreement


                            NEGATIVE PLEDGE AGREEMENT


     THIS AGREEMENT is dated as of July ____, 1997, by and between SOFAMOR DANEK GROUP, INC., DANEK MEDICAL, INC., WARSAW ORTHOPEDIC, INC., SOFAMOR DANEK GmbH, SOFAMOR DANEK ASIA PACIFIC LIMITED, SOFAMOR S.N.C., SOFAMOR DANEK ITALIA S.r.l., SOFAMOR DANEK IBERICA S.A., MEDICAL EDUCATION K.K., SOFAMOR DANEK CANADA, INC., SOFAMOR DANEK NEVADA, INC., SOFAMOR DANEK AUSTRALIA PTY. LTD., SURGICAL NAVIGATION TECHNOLOGIES, INC., MEDNEXT, INC., SOFAMOR DANEK PROPERTIES, INC., SOFAMOR DANEK (PUERTO RICO), INC., COLORADO S.A., SOFAMOR DANEK SOUTH AFRICA (PTY.) LIMITED, SOFAMOR DANEK NEDERLAND B.V., SOFAMOR DANEK (U.K.) LIMITED, SOFAMOR DANEK HOLDINGS, INC., SDGI HOLDINGS, INC., DMI TENNESSEE HOLDINGS, INC. and SOFAMOR DANEK, L.P. (collectively, the "Pledgors"), and SUNTRUST BANK, NASHVILLE, N.A., a national banking association (the "Agent").

                                    RECITALS:

     A. Sofamor Danek Group, Inc. ("Sofamor Danek Group") is a party to a Credit Agreement dated as of the date hereof, executed by and between Sofamor Danek Group, the Agent, and the lenders listed or referred to therein (the "Lenders") (as such credit agreement may be amended or restated from time to time, the "Credit Agreement"), and related instruments, notes, agreements and documents executed in connection therewith which are defined in the Credit Agreement as the "Loan Documents". Danek Medical, Inc., Warsaw Orthopedic, Inc., Sofamor Danek GmbH, Sofamor Danek Asia Pacific Limited, Sofamor S.N.C., Sofamor Danek Italia S.r.l., Sofamor Danek Iberica S.A., Sofamor Danek Canada, Inc., Sofamor Danek Nevada, Inc., Sofamor Danek Australia Pty. Ltd., Surgical Navigation Technologies, Inc., Mednext, Inc., Sofamor Danek Properties, Inc., Sofamor Danek (Puerto Rico), Inc., Colorado S.A., Sofamor Danek South Africa (Pty.) Limited, Sofamor Danek Nederland B.V., Sofamor Danek (U.K.) Limited, Sofamor Danek Holdings, Inc., SDGI Holdings, Inc., DMI Tennessee Holdings, Inc. and Sofamor Danek, L.P. (the "Significant Subsidiaries") have each executed a separate Guaranty Agreement, guaranteeing (under the terms and conditions set forth therein) the obligations of Sofamor Danek Group under the Credit Agreement and the applicable Loan Documents.

     B. The Pledgors are willing to deliver this Negative Pledge Agreement as an inducement to Agent and the Lenders to enter into the Credit Agreement and the Loan Documents.

     C. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the advance of credit by Lenders under the Credit Agreement, the parties hereto agree as follows:

     Section 1. Covenant. The Pledgors hereby represent and covenant that they shall not assign, transfer, sell, encumber, pledge, or deliver to any person or entity, or grant any person or entity a lien or security interest upon their respective assets except for Liens permitted under Section 6.02 of the Credit Agreement. The obligations of the Pledgors hereunder shall not be impaired, modified, released or limited by (a) any waiver, renewal, extension, indulgence, change in or modification of any of the obligations and liabilities of the Pledgors contained in the Credit Agreement or in any Loan Documents as applicable, (b) the assertion or exercise by Agent and/or Lenders of any rights or remedies under the Credit Agreement (or the Loan Documents) or its delay in or failure to assert or exercise any such rights or remedies, and (c) the dissolution or restructuring of any of the Pledgors.

     Section 2. Representations and Warranties. The Pledgors hereby represent and warrant to Agent and Lenders that:

          (a) the Pledgors are the exclusive legal and equitable owners of all their assets reflected in the Financial Statements and hold the same free and clear of all liens, charges, encumbrances, restrictions and security interests of every kind and nature, except the restrictions in favor of Agent and Lenders contained herein, the restrictions reflected in the Financial Statements or permitted as a Lien under Section 6.02 of the Loan Agreement.

          (b) the Pledgors have good right and lawful authority to enter into this Pledge Agreement and will defend title to their respective assets against the claims of all persons whomsoever.

     Section 3. Default. The Pledgor acknowledges that in the event that the Pledgor should breach any of its agreements, covenants, representations or warranties contained herein, and the failure to observe any such agreements continues to be unremedied for a period of ten (10) Business Days following the earlier of the date the Pledgor has knowledge of such failure or the date the Pledgor receives written notice from Agent specifying such failure, then such breach shall constitute a default hereunder and an Event of Default under the Credit Agreement.

     Section 4. No Waiver. No failure on the part of Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof.

     Section 5. Termination. This Agreement shall terminate on the date upon which the Credit Agreement is terminated and all obligations thereunder (and under the Loan Documents) have been paid in full.

     Section 6. Notices. All communications and notices hereunder shall be in writing delivered to Sofamor Danek Group (as agent and representative of all Pledgors), in the manner set forth in the Credit Agreement.

     Section 7. Governing Law; Amendments. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee.

     Section 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     Section 9. Headings. Section headings used herein are for convenience only and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

     Section 10. Severability. If any term or provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity of the other provisions shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Negative Pledge Agreement to be duly executed by their respective officers as of the date first above written.


                                         AGENT FOR THE LENDERS:

                                         SUNTRUST BANK, NASHVILLE, N.A.


                                         By:_________________________________

                                         Title:______________________________

                                         PLEDGORS:


MEDICAL EDUCATION K.K.                   SOFAMOR DANEK GROUP, INC.


By:_____________________________         By:_________________________________

Title:__________________________         Title:______________________________

SOFAMOR DANEK CANADA, INC.              DANEK MEDICAL, INC.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________


SOFAMOR DANEK NEVADA, INC.              WARSAW ORTHOPEDIC, INC.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________


SURGICAL NAVIGATION TECHNOLOGIES,       SOFAMOR DANEK AUSTRALIA PTY.
   INC.                                 LTD.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________


MEDNEXT, INC.                           SOFAMOR DANEK GmbH


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________


SOFAMOR DANEK PROPERTIES, INC.          SOFAMOR DANEK
                                        ASIA PACIFIC LIMITED


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________

SOFAMOR DANEK (PUERTO RICO), INC.       SOFAMOR S.N.C.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________



COLORADO S.A.                           SOFAMOR DANEK ITALIA S.r.l.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________



SOFAMOR DANEK SOUTH AFRICA (PTY.)       SOFAMOR DANEK IBERICA S.A.
  LIMITED


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________



SOFAMOR DANEK NEDERLAND B.V.            SOFAMOR DANEK (U.K.) LIMITED


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________



SOFAMOR DANEK HOLDINGS, INC.            SDGI HOLDINGS, INC.
  LIMITED


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________

DMI TENNESSEE HOLDINGS, INC.            SOFAMOR DANEK, L.P.


By:__________________________           By:_______________________________

Title:_______________________           Title:____________________________

                                    EXHIBIT I


                         Identification of Subsidiaries


                                    EXHIBIT I

Subsidiaries of Sofamor Danek Group, Inc.          % Owned              Type            Significant
---------------------------------------------------------------------------------------------------
Danek Medical, Inc.                                   100%             Domestic               X
Warsaw Orthopedic, Inc.                               100%             Domestic               X
Sofamor S.N.C.                                       99.1%             Foreign                X
Danek Sales Corporation                               100%             Domestic
Medical Education K.K.                                100%             Foreign                X
Sofamor Danek Americas and
  Asia Pacific Corporation                            100%             Domestic
Sofamor Danek Asia Pacific Ltd.                       10%              Foreign                X
Sofamor Danek GmbH                                    25%              Foreign                X
Danek International, Inc.                             100%             Foreign
Danek Capital Corporation                             100%             Domestic
Sofamor Danek Properties, Inc.                        100%             Domestic               X
Sofamor Danek Canada, Inc.                            100%             Foreign                X
Kobayashi Sofamor Danek K.K.                          50%              Foreign
Mednext, Inc.                                         100%             Domestic               X
Sofamor Danek Nevada, Inc.                            100%             Domestic               X
Sofamor Danek Australia Pty. Ltd.                     100%             Foreign                X
Danek Korea Co., Ltd.                                 50%              Foreign
Sofamor Danek (Puerto Rico), Inc.                     100%             Foreign                X
Colorado S.A.                                         100%             Foreign                X
Sofamor Danek South Africa (Pty.) Limited             100%             Foreign                X
Sofamor Danek Nederland B.V.                          100%             Foreign                X
Sofamor Danek (U.K.) Limited                          100%             Foreign                X
Sofamor Danek Holdings, Inc.                          100%             Domestic               X

Subsidiaries of Sofamor S.N.C.                       % Owned              Type             Significant
------------------------------------------------------------------------------------------------------
Sofamor Danek Asia Pacific Ltd.                        90%              Foreign
Sofamor Danek GmbH                                     75%              Foreign
Sofamor Danek Italia S.r.l.                           100%              Foreign                X
Sofamor Danek Iberica S.A.                            100%              Foreign                X
Somepic Technologie S.A.                            33.75%              Foreign
Sofamor Danek Benelux S.A.                             50%              Foreign

Subsidiaries of Sofamor Danek Properties, Inc.       % Owned              Type             Significant
------------------------------------------------------------------------------------------------------
Surgical Navigation Technologies, Inc.                 100%             Domestic               X

Subsidiaries of Danek Medical, Inc.                  % Owned              Type             Significant
------------------------------------------------------------------------------------------------------
Sofamor S.N.C.                                         0.9%             Foreign
Richards SDA L.L.C.                                     33%             Domestic
SDGI Holdings, Inc.                                    100%             Domestic               X
DMI Tennessee Holdings, Inc.                           100%             Domestic               X
DMI Delaware Holdings, Inc.                            100%             Domestic
Sofamor Danek L.P. (Limited Partnership owned                                                  X
  1% by the general partner, DMI Tennessee
  Holdings, Inc. and 99% by the limited
  partner, DMI Delaware Holdings, Inc.)

Subsidiaries of Surgical Navigation
Technologies, Inc.                                    % Owned             Type           Significant
----------------------------------------------------------------------------------------------------
Intell X L.L.C.                                        19.9%            Domestic








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


                                    EXHIBIT J

                          Borrower's Investment Policy














                                INVESTMENT POLICY















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


                                TABLE OF CONTENTS


         I.       Overview

         II.      Objectives & Strategies

         III.     Portfolio Composition & Constraints

         IV.      Financial Institutions and Safekeeping

         V.       Responsibility & Required Approvals











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


I.   OVERVIEW

A. Cash Balances in excess of normal operating requirements will be invested in a manner that maximizes return and liquidity and minimizes both default and market risk. Investments will generally be of a short-term nature, assuring sufficient liquidity to meet obligations and take advantage of opportunities as they arise.

B. Investment instrument alternations will include Treasury Issues, Agency Issues, Tax-Free Municipals, Repurchase Agreements, Commercial Paper, Money Market Preferreds, Certificates of Deposit, Bankers' Acceptances, Monetary SICAV and Mutual Funds. Investments will be diversified by instrument and maturity to minimize risk. Investment quality will be maintained at "investment grade" ratings to minimize default risk. Maturities will not exceed one year. Average maturity will not exceed 180 days.

C. Each financial institution will receive specific instructions regarding which employees of the company are authorized to initiate investment transactions. Investments will be made "delivery versus payment" to third party safekeeping.

D. Required approvals before making an investment for Sofamor Danek Group, Inc. include any two of the following: Chief Executive Officer, President, Chief Financial Officer or Treasurer. Required approvals before making an investment for Sofamor S.N.C. and its subsidiaries include two of the following: President, Executive Vice President, or Vice President of Finance of Sofamor S.N.C.

E. Any exceptions or changes to these investment policies require approval by the Board of Directors.

II.  OBJECTIVES & STRATEGIES

     The investment objectives of the Company include:

     1. Preservation of Principal - The maintenance of market value equal to market price;

     2. Liquidity - The ability to meet all operating requirements which may reasonably be anticipated and to take advantage of opportunities as they arise; and

     3. Competitive Yield - Earning a rate of return greater than the return on a three month treasury bill.

     The investment strategies of the Company include:

     1.   Investing in only investment grade securities as defined herein;

     2.   Evaluating broker/dealers for capital adequacy;

     3.   Diversifying instruments and maturities to minimize risk;





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

     4.   Maintaining cash flow projections to determine investment securities;
          and

     5. Monitoring the portfolio, economic sectors and the overall financial markets to adjust the portfolio on a timely basis and realize incremental investment earning and/or minimize the possibility of losses.

III.  PORTFOLIO COMPOSITION & CONSTRAINTS

          Specific alternatives for Sofamor Danek Group, Inc. investment instruments and the related maximum percentages of the portfolio and maximum maturities are:

              1.  U. S. Treasury                       75%            1 year
              2.  U.S. Agency Securities               75%            1 year
              3.  Short-Term Municipal Notes           50%            6 months
              4.  Municipal Bonds                      50%            1 year
              5.  Commercial Paper                     50%            270 days
              6.  Bankers Acceptance                   50%            270 days
              7.  Money Market Preferreds              50%            180 days
              8.  Repurchase Agreements                50%            90 days
              9.  Certificates of Deposit              25%            1 year

         Specific constraints are as follows:

         - Short-Term Municipal Notes are limited to those with an S & P rating of A1 or a Moody's rating of MIG1.

         - Commercial Paper is limited to that with an S & P rating of A1 or a Moody's rating of P1. Minimum long-term debt rating, in addition to the Commercial Paper rating, is an S & P A- or a Moody's A3. Limited per company to the lesser of 10% of the portfolio or $3,000,000.

         - Bankers' Acceptances are limited to those with a long-term debt rating of an S & P A- or a Moody's A3 or better. Limited per bank to the lesser of 10% of the portfolio or $3,000,000.

         - Money Market Preferreds and Municipal Bonds are limited to those with an S & P or Moody's rating of A.

         - Repurchase Agreements are limited to those involving investment instruments allowed under this policy. Limited per institution to the lesser of 50% of the portfolio or $3,500,000 with temporary excesses in anticipation of extraordinary payments or tax payments.


         - Certificates of Deposit are limited to amounts covered by FDIC insurance (principal



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
             and interest inclusive)

         Specific alternatives for Sofamor S.N.C. and its subsidiaries investment instruments and the related maximum percentages of the portfolio and maximum maturities are:

             1.  Monetary SICAV                               75%      6 months
             2.  Certificates of Deposit                      75%      3 months
             3.  Commercial Paper                             50%      1 year
             4.  Treasury Notes                               25%      1 year
             5.  Treasury negotiable obligations              25%      1 year
             6.  Specialized Financial Inst. Notes            20%      1 year
             7.  Bankers' Acceptance                          25%      6 months

         Specific constraints are the same, where applicable, to the above outlined constraints on Sofamor Danek Group, Inc. investments. Investment quality will be at least the equivalent to the Moody's or S & P ratings outlined above. In the absence of FDIC insurance, certificates of deposit will be purchased only from banks approved by the Treasurer of Sofamor Danek Group.

IV.  FINANCIAL INSTITUTIONS AND SAFEKEEPING

         All financial institutions engaging in investment transactions with the Company will receive a letter signed by the Chief Financial Officer of Sofamor Danek Group or Vice President of Finance of Sofamor S.N.C. that describes the relationship that the company is establishing with the financial institution.
         This letter will contain the information shown below:

         - Company employees who are authorized to buy and sell investments on behalf of the company.

         - Company employees who are authorized to wire or otherwise transfer funds out of company accounts.

         - Company employees who are authorized to make changes to the company's instructions regarding authority, delivery instructions, or other critical aspects of the relationship.

         - Company employees who should be notified if the dealer or financial institution detects any activity that it believes may be irregular given its understanding of the company's investments.

         In order to insure the uniform safekeeping of securities purchased by the company, all investments (other than the overnight sweep repurchase agreement with the company's lead bank) will be marked "delivery versus payment" to third party safekeeping.



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

V.  RESPONSIBILITY & REQUIRED APPROVALS

The responsibility for making Sofamor Danek Group, Inc. investments pursuant to this policy rests with the Assistant Treasurer. In the absence of the Assistant Treasurer, the Chief Financial Officer or Treasurer will assume such responsibility. Required approvals before making an investment include any two of the following: Chief Executive Officer, President, Chief Financial Officer or Treasurer.

The responsibility for making Sofamor S.N.C. and its subsidiaries investments pursuant to this policy rests with the Vice President of Finance. In the absence of the Vice President of Finance, the President or Executive Vice President will assume such responsibility. Required approvals before making an investment include any two the following: President, Executive Vice President or Vice President of Finance.

Any exceptions or changes to the investment policies require approval by the Board of Directors.




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